Exhibit 10.11

139 MAIN STREET

CAMBRIDGE, MASSACHUSETTS

LEASE SUMMARY SHEET

Execution Date:	March 27, 2019

Tenant:	Black Diamond Therapeutics, Inc., a Delaware corporation

Tenant’s Mailing Address	25 Health Sciences Drive
Prior to Occupancy:	Suite 105
Stony Brook, NY 11790

Landlord:	MIT 139 Main Street Leasehold LLC, a Massachusetts limited liability company

Building:	139 Main Street, Cambridge, Massachusetts. The Building consists of approximately 37,575 rentable square feet. The land on which the Building is located (the “Land”) is more particularly described in Exhibit 1 attached hereto and made a part hereof. The Building and the Land are collectively hereinafter referred to as the “Property”).

Premises:

Approximately 2,357 rentable square feet of space on the third (3rd) floor of the Building, as more particularly shown as hatched, highlighted or outlined on the plan attached hereto as Exhibit 2 and made a part hereof (the “Lease Plan”).

The Premises shall be measured according to the BOMA Standard Method for Measuring Floor Area in Office Buildings.

Commencement Date:	The earlier of (a) the date on which the Premises are delivered to Tenant with Landlord’s Work Substantially Complete (as such terms are defined in the Work Letter attached hereto as Exhibit 5) (targeted to occur on or about April 1, 2019), and (b) the date on which Tenant occupies the Premises for the Permitted Uses.

Expiration Date:	The last day of third (3rd) Rent Year.[1]

Extension Term:	Subject to Section 1.2 below, one (1) extension term of three (3) years.

[1]

For the purposes of this Lease, the first “Rent Year” shall be defined as the period commencing as of the Commencement Date and ending on the last day of the month in which the first (1st) anniversary of the Commencement Date occurs; provided, however, if the Commencement Date occurs on the first day of a calendar month, then the first Rent Year shall expire on the day immediately preceding the first (1st) anniversary of the Commencement Date. Thereafter, “Rent Year” shall be defined as any subsequent twelve (12) month period during the term of this Lease.

Permitted Uses:	Subject to the Legal Requirements (hereinafter defined), general office use and accessory uses in proportions consistent with the design of the Building.

Base Rent:	RENT	ANNUAL	MONTHLY
	YEAR	BASE RENT	PAYMENT	$/RSF

	1	$219,201.00	$18,266.75	$93.00

	2	$224,681.03	$18,723.42	$95.33

	3	$230,298.05	$19,191.50	$97.71

Operating Costs and Taxes:	See Sections 5.2 and 5.3

Tenant’s Share:	A fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building. As of the Execution Date, Tenant’s Share is 6.27%.

Tenant’s Tax Share:	A fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building recognized by the City of Cambridge as being used for purposes which are not exempt from real estate taxation as of the date on which the assessment is made for the tax year in question. As of the Execution Date, Tenant’s Tax Share is 6.27%.

Security Deposit/ Letter of Credit:	$54,800.25

TABLE OF CONTENTS

1.	LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS	1

1.1	Lease Grant	1
1.2	Extension Term	1
1.3	Intentionally Omitted	3
1.4	Appurtenant Rights	3
1.5	Tenant’s Access	3
1.6	Exclusions	4

2.	RIGHTS RESERVED TO LANDLORD	4

2.1	Additions and Alterations	4
2.2	Additions to the Property	4
2.3	Landlord’s Access	4
2.4	Pipes, Ducts and Conduits	5
2.5	Minimize Interference	5
2.6	Construction in Vicinity	5

3.	CONDITION OF PREMISES; CONSTRUCTION	6

4.	USE OF PREMISES	6
4.1	Permitted Uses	6
4.2	Prohibited Uses	6

5.	RENT; ADDITIONAL RENT	7

5.1	Base Rent	7
5.2	Operating Costs	7
5.3	Taxes	8
5.4	Late Payments	9
5.5	No Offset; Independent Covenants; Waiver	9
5.6	Survival	9

6.	SECURITY DEPOSIT/ LETTER OF CREDIT	9

6.1	Amount	9
6.2	Application of Proceeds of Letter of Credit	10
6.3	Transfer of Letter of Credit	10
6.4	Security Deposit	10
6.5	Return of Security Deposit or Letter of Credit	11

7.	UTILITIES, HVAC; WASTE REMOVAL	11

7.1	Electricity	11
7.2	Water	11
7.3	Heat, Ventilating and Air Conditioning	11
7.4	Other Utilities; Utility Information	11
7.5	Interruption or Curtailment of Utilities	11
7.6	Telecommunications Providers	12

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7.7	Trash Removal	12
7.8	Additional Landlord’s Services	12

8.	MAINTENANCE AND REPAIRS	12

8.1	Maintenance and Repairs by Tenant	12
8.2	Maintenance and Repairs by Landlord	13
8.3	Accidents to Sanitary and Other Systems	13
8.4	Floor Load—Heavy Equipment	13

9.	ALTERATIONS AND IMPROVEMENTS BY TENANT	14

9.1	Landlord’s Consent Required	14
9.2	Harmonious Relations	14
9.3	Liens	14

10.	SIGNAGE	14

10.1	Rights and Restrictions	14
10.2	Building Directory	14

11.	ASSIGNMENT, MORTGAGING AND SUBLETTING	15

11.1	Landlord’s Consent Required	15
11.2	Landlord’s Recapture Right	15
11.3	Standard of Consent to Transfer	15
11.4	Profits In Connection with Transfers	16
11.5	Prohibited Transfers	16
11.6	Permitted Transfers	16
11.7	Investment Policies	17

12.	INSURANCE; INDEMNIFICATION; EXCULPATION	17

12.1	Tenant’s Insurance	17
12.2	Indemnification	17
12.3	Property of Tenant	17
12.4	Limitation of Landlord’s Liability for Damage or Injury	17
12.5	Waiver of Subrogation; Mutual Release	18
12.6	Tenant’s Acts—Effect on Insurance	18
12.7	Landlord’s Insurance	18

13.	CASUALTY; TAKING	19

13.1	Damage	19
13.2	Termination Rights	19
13.3	Taking for Temporary Use	20
13.4	Disposition of Awards	20

14.	ESTOPPEL CERTIFICATE	20

15.	HAZARDOUS MATERIALS	21

15.1	Prohibition	21
15.2	Environmental Laws	21
15.3	Hazardous Material Defined	21

15.4	Pre-Existing Hazardous Materials	21

16.	RULES AND REGULATIONS	21

16.1	Rules and Regulations	21
16.2	Energy Conservation	22
16.3	Recycling	22

17.	LEGAL REQUIREMENTS	22

17.1	Legal Requirements	22

18.	DEFAULT	22

18.1	Events of Default	22
18.2	Remedies	24
18.3	Damages - Termination	24
18.4	Landlord’s Self-Help; Fees and Expenses	25
18.5	Waiver of Redemption, Statutory Notice and Grace Periods	25
18.6	Landlord’s Remedies Not Exclusive	26
18.7	No Waiver	26
18.8	Restrictions on Tenant’s Rights	26
18.9	Landlord Default	26

19.	SURRENDER; ABANDONED PROPERTY; HOLD-OVER	26

19.1	Surrender	26
19.2	Abandoned Property	27
19.3	Holdover	27

20.	MORTGAGEE RIGHTS	28

20.1	Subordination	28
20.2	Mortgagee Notices	28
20.3	Mortgagee Liability	28

21.	QUIET ENJOYMENT	28

22.	NOTICES	28

23.	MISCELLANEOUS	29

23.1	Separability	29
23.2	Captions; Interpretation	29
23.3	Broker	30
23.4	Entire Agreement	30
23.5	Governing Law; Personal Jurisdiction	30
23.6	Tenant Representations; Landlord Representations	30
23.7	Expenses Incurred by Landlord Upon Tenant Requests	30
23.8	Survival	31
23.9	Limitation of Liability	31
23.10	Binding Effect	31
23.11	Landlord Obligations upon Transfer	31
23.12	Grants of Interest	31

23.13	No Air Rights	31
23.14	Relocation	32
23.15	Counterparts	32
23.16	Financial Information	32
23.17	Measurements	32
23.18	OFAC	32
23.19	Confidentiality	32
23.20	Security	33
23.21	Time	33
23.22	WAIVER OF JURY TRIAL	33
23.23	Bankruptcy	33
23.24	Tenant Force Majeure	34
23.25	Not Binding Until Executed	34

EXHIBIT 1	LEGAL DESCRIPTION

EXHIBIT 2	LEASE PLAN

EXHIBIT 3	MEMORIALIZATION OF DATES AGREEMENT

EXHIBIT 4	[INTENTIONALLY OMITTED]

EXHIBIT 5	WORK LETTER

EXHIBIT 5A	LANDLORD/TENANT RESPONSIBILITIES MATRIX

EXHIBIT 5B	LANDLORD’S WORK PLAN

EXHIBIT 6	OPERATING COSTS

EXHIBIT 7	TAXES

EXHIBIT 8	FORM OF LETTER OF CREDIT

EXHIBIT 9	LANDLORD’S SERVICES

EXHIBIT 10	TENANT’S INSURANCE

EXHIBIT 11	RULES AND REGULATIONS

EXHIBIT 12	SIGNAGE DESIGN REQUIREMENTS

EXHIBIT 13	SNDA FOR MASTER LEASE

THIS INDENTURE OF LEASE (this “Lease”) is hereby made and entered into on the Execution Date by and between Landlord and Tenant.

This Lease and all of its terms, covenants, representations, warranties, agreements and conditions are in all respects subject and subordinate to that certain Master Lease Agreement dated as of September 29, 2017 by and between MIT 139 Main Street Fee Owner LLC, as landlord, and Landlord, as tenant (as it may be amended from time to time, the “Master Lease”), a redacted copy of which has been delivered to Tenant. Tenant acknowledges notice and full knowledge of all of the terms, covenants and conditions of the Master Lease. Landlord shall deliver simultaneously with its execution and delivery of this Lease, the Subordination, Non-Disturbance and Attornment Agreement further described in Section 20.1, in the form attached hereto as Exhibit 13, which Subordination, Non-Disturbance and Attornment Agreement shall be binding on Landlord, Tenant and MIT 139 Main Street Fee Owner LLC.

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.

1. LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS

1.1 Lease Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon and subject to terms and conditions of this Lease, for a term of years commencing on the Commencement Date and, unless earlier terminated or extended pursuant to the terms hereof, ending on the Expiration Date (the “Initial Term”; the Initial Term and the Extension Term, if duly exercised, are hereinafter collectively referred to as the “Term”). Once the Commencement Date is determined, Landlord and Tenant shall execute an agreement confirming the Commencement Date and the Expiration Date, in substantially the form attached hereto as Exhibit 3. Tenant’s failure to execute and return any such agreement proposed by Landlord, or to provide written objection to the statements contained therein, within ten (10) business days after the date of Tenant’s receipt thereof, shall be deemed an approval by Tenant of Landlord’s determination of such dates as set forth therein. If Landlord does not Substantially Complete Landlord’s Work and deliver the Premises to Tenant by June 1, 2019 (subject to Landlord’s Force Majeure (as hereinafter defined) and any delays caused by Tenant), then for each day thereafter until such time as the Premises are delivered to Tenant with Landlord’s Work Substantially Complete, Tenant shall receive a rent credit equal to one day’s Base Rent. If Landlord for any reason does not Substantially Complete Landlord’s Work and deliver the Premises to Tenant by August 1, 2019 (subject to Landlord’s Force Majeure (as hereinafter defined) and any delays caused by Tenant), then Tenant may, at any time thereafter but prior to the date on which Landlord’s Work is Substantially Complete, cancel this Lease by giving written notice of such cancellation to Landlord, whereupon Landlord shall promptly return the Security Deposit and any prepaid rent hereunder to Tenant and this Lease shall be null and void and of no further force and effect.

1.2 Extension Term.

(a) Provided that the following conditions (the “Extension Conditions”), any or all of which may be waived by Landlord in its sole discretion, are satisfied: (i) Tenant, an Affiliate (hereinafter defined) and/or a Successor (hereinafter defined) is/are then occupying one hundred percent (100%) of the Premises; and (ii) there is no Event of Default (hereinafter defined) (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the Extension Term (hereinafter defined), Tenant shall have the option to extend the Initial Term for one (1) additional term of three (3) years (the “Extension Term”), commencing as of the expiration of the Initial Term. Tenant must exercise such option to extend, if at all, by giving Landlord written notice (the “Extension Notice”) not

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earlier than twelve (12) months and no later than nine (9) months prior to the expiration of the then-current term of this Lease, time being of the essence. Notwithstanding the foregoing, Landlord may nullify Tenant’s exercise of its option to extend the Term by written notice to Tenant (the “Nullification Notice”) if (A) on the date Landlord receives the Extension Notice there is an event which, with the passage of time and/or the giving of notice, would constitute an Event of Default hereunder and (B) Tenant fails to cure such default within the applicable cure period set forth in Section 18.1 after receipt of the Nullification Notice. Upon the satisfaction of the Extension Conditions and the timely giving of the Extension Notice without a subsequent nullification by Landlord, the Initial Term shall be deemed extended upon all of the terms and conditions of this Lease, except that Base Rent during the Extension Term shall be calculated in accordance with this Section 1.2. If Tenant fails to give a timely Extension Notice, as aforesaid, Tenant shall have no further right to extend the Initial Term. Notwithstanding the fact that Tenant’s proper and timely exercise of such option to extend the Initial Term shall be self-executing, the parties shall promptly execute a lease amendment reflecting such Extension Term after Tenant validly exercises its option. The execution of such lease amendment shall not be deemed to waive any Event of Default or any an event which, with the passage of time and/or the giving of notice, would constitute an Event of Default hereunder.

(b) The Base Rent during the first Rent Year of the Extension Term (the “Extension Term RY1 Base Rent”) shall be determined in accordance with the process described hereafter. Extension Term RY1 Base Rent shall be the greater of (i) one hundred two and one-half percent (102.5%) of Base Rent for the last Rent Year of the Initial Term, or (ii) the fair market rental value of the Premises then demised to Tenant as of the commencement of the Extension Term, as determined in accordance with the process described below, for renewals of office space in the East Cambridge/ Kendall Square area of equivalent quality, size, utility and location, with the length of the Extension Term, the credit standing of Tenant and all other relevant factors to be taken into account. Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver to Tenant written notice of its determination of the Extension Term RY1 Base Rent for the Extension Term. Tenant shall, within fifteen (15) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Extension Term RY1 Base Rent (“Tenant’s Response Notice”). If Tenant fails timely to deliver Tenant’s Response Notice, Landlord’s determination of the Extension Term RY1 Base Rent shall be binding on Tenant.

(c) If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Extension Term RY1 Base Rent and desires to submit the matter to the determination process described in this Section 1.2(c) (the “Determination Process”), then the Extension Term RY1 Base Rent shall be determined in accordance with the procedure set forth in this Section 1.2(c). In such event, within ten (10) days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Extension Term RY1 Base Rent to the Determination Process, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”). Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days of their appointment. All of the appraisers selected shall be individuals with at least ten (10) consecutive years’ commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection. The three appraisers shall determine the Extension Term RY1 Base Rent in accordance with the requirements and criteria set forth in Section 1.2(b) above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its determination of the Extension Term RY1 Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord’s Appraiser and Tenant’s Appraiser shall

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deliver their determinations of the Extension Term RY1 Base Rent to the Third Appraiser within five (5) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Extension Term RY1 Base Rent. The Third Appraiser’s decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its own appraiser and the cost of the Third Appraiser shall be paid by the party whose determination is not selected.

(d) Commencing on the first day of the second Rent Year of the Extension Term, Base Rent shall increase annually by two and one-half percent (2.5%), effective as of the first day of each Rent Year.

1.3 Intentionally Omitted.

1.4 Appurtenant Rights.

(a) Common Areas. Subject to the terms of this Lease and the Rules and Regulations (hereinafter defined), Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto the areas designated from time to time for the common use of tenants of the Property (such areas are hereinafter referred to as the “Common Areas”). The Common Areas include: (i) the common lobby(ies), loading docks, hallways, elevators and stairways of the Building, (ii) common walkways necessary for access to the Building, (iii) if the Premises include less than the entire rentable area of any floor, the common restrooms and other common facilities of such floor; (iv) roof terrace located on the fifth (5th) floor of the Building; and (v) other areas designated by Landlord from time to time for the common use of tenants of the Property, including any conference, fitness or kitchenette facilities; and no other appurtenant rights or easements.

(b) Intentionally Omitted.

1.5 Tenant’s Access.

(a) From and after the Commencement Date and until the end of the Term, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Legal Requirements, the Rules and Regulations, the terms of this Lease, Landlord’s Force Majeure (hereinafter defined) and matters of record. As used in this Lease, the term “Landlord’s Force Majeure” shall mean delays in performance of any act required hereunder, other than the payment of money due under this Lease, due to riots, acts of God, war, acts of terrorism, governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or any other causes reasonably beyond Landlord’s control.

(b) Subject to Article 9 below, Tenant shall have the right to access the Premises, at Tenant’s sole risk, at times reasonably approved by Landlord prior to the Commencement Date for purposes reasonably related to taking measurements, the installation of Tenant’s wiring and cabling and the installation of Tenant’s furniture, personal property and equipment, provided such access does not interfere with the preparation for or performance of Landlord’s Work (as defined in Exhibit 5). Tenant shall, prior to the first entry to the Premises pursuant to this Section 1.5(b), provide Landlord with certificates of insurance evidencing that the insurance required in Article 12 hereof is in full force and effect and covering any person or entity entering the Building. Tenant shall defend, indemnify and hold the Landlord Parties (hereinafter defined) harmless from and against any and all Claims (hereinafter defined) for injury to persons or property resulting from or relating to Tenant’s access to and use of the Premises prior to the Commencement Date as provided under this Section 1.5(b). Tenant shall coordinate any access to the Premises prior to the Commencement Date with Landlord’s property manager.

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1.6 Exclusions. The following are expressly excluded from the Premises and reserved to Landlord: all the perimeter walls of the Premises (except the inner surfaces thereof), the Common Areas, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use of all of the foregoing, except as expressly permitted pursuant to Section 1.4(a) above.

2. RIGHTS RESERVED TO LANDLORD

2.1 Additions and Alterations. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions, improvements, repairs, replacements or testing in or to the Property (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and the exercise of any other rights reserved to Landlord herein) and the fixtures and equipment therein, as well as in or to the street entrances and/or the Common Areas and/or the parking areas serving the Building for the parking of passenger vehicles (the “Parking Areas”), as it may deem necessary or desirable. Landlord expressly reserves the right to temporarily close all, or any portion, of the Common Areas or the Parking Areas for the purpose of testing or making repairs or changes thereto. Notwithstanding the immediately foregoing sentence, Landlord further expressly reserves the right, at any time and from time to time, to alter, modify or close (temporarily or permanently) those Common Areas that consist of any conference, fitness or kitchenette facilities, including converting any such Common Areas to rentable premises. Landlord shall use reasonable efforts to minimize interference with Tenant’s use or occupancy of the Premises in connection with any such temporary closure of the Common Areas or Parking Areas by Landlord.

2.2 Additions to the Property.

(a) Landlord may, at any time and from time to time, (i) construct additional improvements and related site improvements (collectively, “Future Development”) in all or any part of the Property, (ii) change the location or arrangement of (A) any improvement outside the Building in or on the Property and/or (B) all or any part of the Common Areas, and/or (iii) add or deduct any land to or from the Property; provided that there shall be no material increase in Tenant’s obligations or no material loss of any of Tenant’s rights under this Lease in connection with the exercise of the foregoing reserved rights.

2.3 Landlord’s Access. Subject to the terms hereof, Tenant shall (a) upon reasonable advance notice, which may be oral (except that no notice shall be required in emergency situations), permit Landlord and any holder of a Mortgage (hereinafter defined) (each such holder, a “Mortgagee”), and their respective agents, representatives, employees and contractors, to have access to the Premises at all reasonable hours for the purposes of inspection, making repairs, replacements or improvements in or to the Premises or the Building or equipment therein (including sanitary, electrical, heating, air conditioning or other systems), complying with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and orders and requirements of all public authorities (collectively, “Legal Requirements”), or exercising any right reserved to Landlord under this Lease (including the right to take upon or through, or to keep and store within the Premises all necessary materials, tools and equipment); (b) permit Landlord and its agents and employees, at reasonable times, upon reasonable advance notice, to show the Premises during normal business hours (i.e., Monday—Friday 8:00 AM – 6:00 PM, Saturday 9:00 AM – 1:00 PM, excluding holidays) to any prospective Mortgagee or purchaser of the Building and/or the Property or of the interest of Landlord therein, and, during the last twelve (12) months of the Term, or at any time after the occurrence of an Event of Default, prospective tenants; (c) upon reasonable prior written notice from Landlord, permit Landlord and its agents, at Landlord’s sole cost and expense, to perform environmental audits, environmental site investigations and environmental site assessments (“Site Assessments”) in, on, under and at the Premises and the Land, it being understood

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that Landlord shall repair any damage arising as a result of the Site Assessments, and such Site Assessments may include both above and below the ground testing and such other tests as may be necessary or appropriate to conduct the Site Assessments; and (d) in case any excavation shall be made for building or improvements or for any other purpose upon the land adjacent to or near the Premises, afford without charge to Landlord, or the persons or entities causing or making such excavation, license to enter upon the Premises for the purpose of doing such work as Landlord or such persons or entities shall deem necessary to preserve the Building from injury, and to protect the Building by proper securing of foundations. As used in the foregoing clauses (a) through (d), the term “reasonable advance notice” or “reasonable prior notice” shall not require Landlord to provide oral or written notice more than twenty-four (24) hours in advance of any access to the Premises, and no prior notice shall be required in the event of an emergency. In connection with any access by Landlord under this Section 2.3, Tenant shall be entitled to have a representative present during such access, however, the presence of such Tenant representative shall not be a precondition to any such access. In addition, to the extent that it is necessary to enter the Premises in order to access any area that serves any portion of the Building outside the Premises, then Tenant shall, upon as much advance notice as is practical under the circumstances, and in any event at least twenty-four (24) hours’ prior written notice (except that no notice shall be required in emergency situations), permit contractors engaged by other occupants of the Building to pass through the Premises in order to access such areas but only if accompanied by a representative of Landlord. The parties agree and acknowledge that, despite reasonable and customary precautions (which Landlord agrees it shall exercise), any property or equipment in the Premises may nevertheless be damaged in the course of performing Landlord’s obligations. Accordingly, Tenant shall take reasonable protective precautions with its property and equipment.

2.4 Pipes, Ducts and Conduits. Tenant shall permit Landlord to erect, use, maintain and relocate pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof.

2.5 Minimize Interference. Except in the event of an emergency, Landlord shall use commercially reasonable efforts, consistent with accepted construction practice when applicable, to minimize any materially adverse interference with Tenant’s use and occupancy of, the Premises as a result of the exercise of Landlord’s rights under Sections 2.1-2.4 above. Tenant agrees to cooperate with Landlord as reasonably necessary in connection with the exercise of Landlord’s rights under this Article 2. Subject to Landlord’s obligations under this Section 2.5, Tenant further agrees that dust, noise, vibration, closures of Common Areas, or other inconvenience or annoyance resulting from the exercise of Landlord’s rights under this Article 2 shall not be deemed to be a breach of Landlord’s obligations under the Lease.

2.6 Construction in Vicinity. Tenant acknowledges that (a) Landlord and/or its affiliates (“Neighboring Owners”) own several properties in the vicinity of the Building, (b) during the Term, the Neighboring Owners may undertake various construction projects, which may include the construction of new and/or additional buildings (each, a “Project,” and collectively, the “Projects”), and (c) customary construction impacts (taking into account the urban nature of the Property, the proximity of the Building to the Project site and other relevant factors) may result therefrom. In no event shall Landlord be liable to Tenant for any compensation or reduction of rent or any other damages arising from the Projects and Tenant shall not have the right to terminate the Lease due to the construction of the Projects, nor shall the same give rise to a claim in Tenant’s favor that such construction constitutes actual or constructive, total or partial, eviction from the Premises. Notwithstanding any provision in this Lease to the contrary, in no event shall Tenant seek injunctive or any similar relief to stop, delay or modify any Project. Tenant acknowledges and agrees that Landlord has informed Tenant that a Neighboring Owner is currently undertaking a Project at One Broadway, Cambridge, Massachusetts, which is adjacent to the Property, and Tenant has elected to proceed with entering into this Lease with full knowledge of the existence of such Project.

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3. CONDITION OF PREMISES; CONSTRUCTION. On the Commencement Date, Landlord shall deliver the Premises to Tenant with the Variable Air Volume HVAC system, electrical and plumbing systems, elevator and fire alarm and fire protection systems serving the Premises in good working order and condition, and with Landlord’s Work Substantially Complete. Subject to the immediately foregoing sentence, Tenant acknowledges and agrees that Tenant is leasing the Premises in their “AS IS,” “WHERE IS” condition and with all faults on the Commencement Date, without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord.

4. USE OF PREMISES

4.1 Permitted Uses. During the Term, Tenant shall use the Premises only for the Permitted Uses and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed.

4.2 Prohibited Uses.

(a) Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or the Building, or any part thereof, or suffer or permit the use or occupancy of the Premises or the Building or any part thereof by any of the Tenant Parties (hereinafter defined) (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) in a manner which, in the reasonable judgment of Landlord (taking into account the Building for office use and the Permitted Uses) shall (a) impair the appearance or reputation of the Building; (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use of any of the Common Areas; (c) occasion discomfort, inconvenience or annoyance in any material respect, or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; or (d) cause harmful air emissions or any unusual or other objectionable odors, noises or emissions to emanate from the Premises; (iii) in a manner which shall increase such insurance rates on the Building or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder; or (vii) in violation of any exclusive use granted to any other tenant in the Building.

(b) With respect to the use and occupancy of the Premises and the Common Areas, Tenant will not: (i) place or maintain any signage (except as may be permitted by Article 10 below), Trash (hereinafter defined) or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Areas; (ii) permit undue accumulations of or burn garbage, trash, rubbish or other refuse (collectively, “Trash”) within or outside of the Premises; (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other Common Areas; (iv) receive or ship articles of any kind outside of those areas reasonably designated by Landlord; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; (vi) use the name of Landlord, or any of Landlord’s affiliates or subsidiaries in any publicity, promotion, press release, advertising, printed, electronic or display materials without Landlord’s prior written consent (which may be withheld in Landlord’s sole discretion); (vii) permit any animals other than service animals in the Building; or (viii) except in connection with Alterations (hereinafter defined) approved by Landlord, cause or permit any hole to be drilled or made in any part of the Building.

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5. RENT; ADDITIONAL RENT

5.1 Base Rent. During the Term, Tenant shall pay to Landlord Base Rent in equal monthly installments, in advance and without demand on the first day of each month for and with respect to such month. Unless otherwise expressly provided herein, the payment of Base Rent and additional rent and other charges reserved and covenanted to be paid under this Lease with respect to the Premises (collectively, “Rent”) shall commence on the Commencement Date and shall be prorated for any partial months. Base Rent for the first (1st) month of the Term shall be due simultaneously with Tenant’s execution and delivery of this Lease to Landlord. Rent shall be payable to Landlord or, if Landlord shall so direct by fifteen (15) days’ prior written notice, to Landlord’s agent or nominee, in lawful money of the United States.

5.2 Operating Costs.

(a) Payment of Operating Costs. Tenant shall pay to Landlord, as additional rent, Tenant’s Share of Operating Costs (as defined in Exhibit 6 attached hereto). Landlord may make a good faith estimate of the Operating Costs for any fiscal year (wholly or partially) occurring during the Term, and Tenant shall pay to Landlord, on the first (1st) day of each calendar month, an amount equal to Tenant’s Share of the Operating Costs for such fiscal year and/or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Share of the Operating Costs and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Share of the Operating Costs shall be appropriately adjusted in accordance with the estimations so that, by the end of the fiscal year in question, Tenant shall have paid all of Tenant’s Share of the Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when the actual Operating Costs are available for each fiscal year.

(b) Annual Reconciliation. Landlord shall, within one hundred twenty (120) days after the end of each fiscal year, deliver to Tenant a reasonably detailed statement of the actual amount of Operating Costs for such fiscal year (“Year End Statement”). Failure of Landlord to provide the Year End Statement within the time prescribed shall not relieve Tenant from its obligations hereunder; provided, however, that if Landlord shall fail to provide the Year End Statement to Tenant within twelve (12) months from the date such Year End Statement is due, then Tenant shall not be obligated to pay Landlord for any Operating Costs that were under-billed by Landlord during the fiscal year to which such Year End Statement applies. If the total of such monthly remittances on account of any fiscal year is greater than Tenant’s Share of the Operating Costs actually incurred for such fiscal year, then, provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord (it being understood and agreed that if Tenant cures any default prior to the expiration of the notice and/or cure periods set forth in Section 18.1 below, Tenant shall then be entitled to take such credit). If the total of such remittances is less than Tenant’s Share of the Operating Costs actually incurred for such fiscal year, Tenant shall pay the difference to Landlord, as additional rent hereunder, within thirty (30) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate of the Operating Costs for the next fiscal year shall be based upon the Operating Costs actually incurred for the prior fiscal year as reflected in the Year-End Statement plus a reasonable adjustment based upon estimated increases in Operating Costs.

(c) Part Years. If the Commencement Date or the Expiration Date occurs in the middle of a fiscal year, Tenant shall be liable for only that portion of the Operating Costs with respect to such fiscal year within the Term.

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(d) Gross-Up. If, during any fiscal year, less than 95% of the Building is occupied by tenants or if Landlord was not supplying at least 95% of tenants with the services being supplied to Tenant hereunder, actual Operating Costs incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the reasonable Operating Costs that would have been incurred if the Building was 95% occupied and such services were being supplied to 95% of tenants, and such extrapolated Operating Costs shall, for all purposes hereof, be deemed to be the Operating Costs for such fiscal year. Only those components of Operating Costs that are affected by variations in occupancy levels shall be “grossed up” in accordance herewith.

5.3 Taxes.

(a) Payment of Taxes. Tenant shall pay to Landlord, as additional rent, Tenant’s Tax Share of Taxes (as defined in Exhibit 7 attached hereto). Landlord may make a good faith estimate of the Taxes to be due by Tenant for any Tax Period (as defined in Exhibit 7 attached hereto) or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Tax Share of Taxes for such Tax Period or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Tax Share of Taxes and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Tax Share of the Taxes shall be appropriately adjusted in accordance with the estimations so that, by the end of the Tax Period in question, Tenant shall have paid all of Tenant’s Tax Share of the Taxes as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each Tax Period. If the total of such monthly remittances is greater than Tenant’s Tax Share of Taxes actually due for such Tax Period, then, provided no Event of Default has occurred nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Taxes due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord (it being understood and agreed that if Tenant cures any default prior to the expiration of the notice and/or cure periods set forth in Section 18.1 below, Tenant shall then be entitled to take such credit). If the total of such remittances is less than Tenant’s Tax Share of Taxes actually due for such Tax Period, Tenant shall pay the difference to Landlord, as additional rent hereunder, within thirty (30) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate for the next Tax Period shall be based upon the actual Taxes to the Property for the prior Tax Period plus a reasonable adjustment based upon estimated increases in Taxes. In the event that Payments in Lieu of Taxes (“PILOT”), instead of or in addition to Taxes, are separately assessed to certain portions of the Property including the Premises, Tenant agrees, except as otherwise expressly provided herein to the contrary, to pay to Landlord, as additional rent, Tenant’s Tax Share of the portion of such PILOT attributable to the Premises in the same manner as provided above for the payment of Taxes.

(b) Effect of Abatements. Appropriate credit against Taxes or PILOT shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor after deduction of Landlord’s expenditures for reasonable legal fees and for other reasonable expenses incurred in obtaining the Tax or PILOT refund.

(c) Part Years. If the Commencement Date or the Expiration Date occurs in the middle of a Tax Period, Tenant shall be liable for only that portion of the Taxes, as the case may be, with respect to such Tax Period within the Term.

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5.4 Late Payments.

(a) Any payment of Rent due hereunder not paid when due shall bear interest for each month or fraction thereof from the due date until paid in full at the annual rate of twelve percent (12%), or at any applicable lesser maximum legally permissible rate for debts of this nature (the “Default Rate”). Additionally, for any payment of Rent due hereunder not paid when due, Landlord may charge Tenant an administrative fee of $250. Acceptance of interest or any partial payment shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(b) For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay a returned check charge equal to the amount as shall be customarily charged by Landlord’s bank at the time.

(c) Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: first, to any unpaid additional rent, including late charges, returned check charges, legal fees and/or court costs chargeable to Tenant hereunder; and then to unpaid Base Rent.

5.5 No Offset; Independent Covenants; Waiver. Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT, AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT UNDER THIS LEASE SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES, INC., 437 MASS. 708 (2002). SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

5.6 Survival. Any obligations under this Article 5 which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.

6. SECURITY DEPOSIT/ LETTER OF CREDIT

6.1 Amount. Contemporaneously with the execution of this Lease, Tenant shall deliver to Landlord an irrevocable letter of credit which shall (a) be in the amount specified in the Lease Summary Sheet and otherwise in the form attached hereto as Exhibit 8; (b) issued by a FDIC insured financial institution reasonably acceptable to Landlord upon which presentment may be made in Boston, Massachusetts; and (c) be for a term of one (1) year, subject to extension in accordance with the terms hereof (the “Letter of

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Credit”). The Letter of Credit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by the Tenant to be kept and performed during the Term. In no event shall the Letter of Credit be deemed to be a prepayment of Rent nor shall it be considered a measure of liquidated damages. Unless the Letter of Credit is automatically renewing, at least thirty (30) days prior to the maturity date of the Letter of Credit (or any replacement Letter of Credit), Tenant shall deliver to Landlord a replacement Letter of Credit which shall have a maturity date no earlier than the next anniversary of the Commencement Date or one (1) year from its date of delivery to Landlord, whichever is later. In the event that the Extension Term RY1 Base Rent during any Extension Term is greater than Base Rent during the previous term, the face amount of the Letter of Credit may be proportionately increased at Landlord’s discretion.

6.2 Application of Proceeds of Letter of Credit. Upon any default of Tenant under this Lease beyond any applicable notice and cure periods, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within sixty (60) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or upon the end of the Term if there remains any uncured default of which Tenant shall have received notice, Landlord, in its sole discretion, may draw down all or a part of the Letter of Credit. The balance of any Letter of Credit cash proceeds shall be held in accordance with Section 6.4 below. Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, upon the written demand of Landlord, deliver a replacement Letter of Credit in the amount drawn, and Tenant’s failure to do so within ten (10) days after receipt of such written demand shall constitute an additional Event of Default hereunder without further notice or an opportunity to cure. The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.

6.3 Transfer of Letter of Credit. In the event that Landlord transfers its interest in the Premises, Tenant shall upon notice from and at no cost to Landlord, deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord’s successor as the beneficiary thereof. If Tenant fails to deliver such amendment or replacement within ten (10) days after written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with Section 6.4 below.

6.4 Security Deposit. Landlord shall hold the balance of proceeds remaining after a draw on the Letter of Credit (each hereinafter referred to as the “Security Deposit”) as security for Tenant’s performance of all its Lease obligations. After a default of Tenant under this Lease beyond any applicable notice and cure periods, or upon the end of the Term if there remains any uncured default of which Tenant shall have received notice, Landlord may apply the Security Deposit, or any part thereof, to Landlord’s damages without prejudice to any other Landlord remedy. Should Landlord apply all or any portion of the Security Deposit, Tenant shall, upon the written demand of Landlord, deliver cash in the amount applied, and Tenant’s failure to do so within ten (10) days after receipt of such written demand shall constitute an additional Event of Default hereunder without further notice or opportunity to cure. Additionally, if Landlord applies all or any portion of the Security Deposit as aforesaid, Tenant shall have the right to deliver a replacement Letter of Credit in the form and amount required hereunder, and upon receipt of such replacement Letter of Credit, Landlord shall return the unapplied Security Deposit to Tenant. Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds. If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, may be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.

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6.5 Return of Security Deposit or Letter of Credit. Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Security Deposit and/or Letter of Credit or the remaining proceeds therefrom, as applicable, shall be returned to Tenant within sixty (60) days after the end of the Term, less any portion thereof which may have been utilized by Landlord to cure any default or applied to any actual damage suffered by Landlord.

7. UTILITIES, HVAC; WASTE REMOVAL

7.1 Electricity. Commencing on the Commencement Date, Tenant shall pay all charges for electricity furnished to the Premises and/or any equipment exclusively serving the Premises as additional rent, based on reasonable estimates by Landlord for such services, without markup.

7.2 Water. Landlord shall provide hot and cold water to the kitchenette area in the Premises, if any. Notwithstanding anything set forth herein to the contrary, the costs of water and sewer for the Building are included in Operating Costs; provided, however, if Tenant uses quantities of water in excess of normal use for the Permitted Uses, Landlord may charge Tenant, as additional rent hereunder, for its share of water and sewer charges for the Building, as reasonably estimated by Landlord, and Tenant shall pay such charges within thirty (30) days of receipt of any invoice. If Landlord charges Tenant for its excessive use of water and sewer, Landlord shall provide Tenant with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Tenant.

7.3 Heat, Ventilating and Air Conditioning. Landlord shall provide to the Premises during normal business hours (as set forth in Section 2.3 above) heating and cooling in accordance with the Landlord/Tenant Responsibilities Matrix attached hereto as Exhibit 5A. Whenever the air conditioning systems are in operation, Tenant agrees to lower and close the blinds or drapes when necessary because of the sun’s position, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning systems. Landlord shall use reasonable efforts, upon no less than one (1) business day’s advance written notice from Tenant, to furnish, at Tenant’s sole cost and expense, additional heat or air conditioning services to the Premises on days and at times other than as above provided at Landlord’s standard rates from time to time (which shall not exceed Landlord’s actual costs). Tenant, at its sole cost and expense, shall be responsible for the installation of, and charges for, any supplemental cooling equipment Tenant may require for any computer server room or any other similar areas in excess of the cooling to be provided by Landlord pursuant to the Landlord/Tenant Responsibilities Matrix attached hereto as Exhibit 5A. The installation of any such supplemental cooling equipment shall be performed by Tenant in accordance with Article 9 of this Lease.

7.4 Other Utilities; Utility Information. Subject to Landlord’s reasonable rules and regulations governing the same, Tenant shall obtain and pay, as and when due, for all other utilities and services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto. Within ten (10) business days after Landlord’s request from time to time, Tenant shall provide Landlord with reasonably detailed information regarding Tenant’s utility usage in the Premises.

7.5 Interruption or Curtailment of Utilities. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon no less than twenty-four (24) hours’ notice except in the event of an emergency, to interrupt, curtail, or stop the following services (“Services”): (i) the furnishing of hot and/or cold water, (ii) the operation of the plumbing and electric systems, and/or (iii) HVAC services. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or

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abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems, except as set forth below. Landlord’s failure to provide (or cause to be provided) the Services or any other service required to be provided by Landlord under this Lease (thereby rendering the Premises or a portion thereof substantially untenantable) (a “Service Failure”) such that, for the duration of the Landlord Service Interruption Cure Period (as hereinafter defined), the continued operation in the ordinary course of Tenant’s business in any portion of the Premises is materially and adversely affected and if Tenant ceases to use the affected portion of the Premises in the ordinary course (the “Affected Portion”) during the period of untenantability as the direct result of a Service Failure, then, provided that Landlord’s inability to cure such condition is not caused by the acts or wrongful omissions of any of the Tenant Parties (as hereinafter defined), Base Rent and Tenant’s obligation to pay additional Rent on account of Operating Costs and Taxes shall be equitably abated from and after the event giving rise to such interruption until the day such condition is corrected. For the purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as five (5) consecutive business days after written notice from Tenant identifying the condition causing untenantability in the Affected Portion. The remedies set forth in this Section 7.5 shall be Tenant’s sole and exclusive remedies on account of an interruption of services or Landlord default resulting in an interruption of services. The provisions of this Section 7.5 shall not apply in the event of a Casualty or Taking (which shall be governed by Article 13 below).

7.6 Telecommunications Providers. Notwithstanding anything to the contrary herein or in this Lease contained, Landlord has no obligation to allow any particular telecommunications service provider to have access to the Building or to Premises; provided, however, that Landlord agrees that as of the Commencement Date Landlord will have permitted access to the Building to at least one (1) telecommunications service provider. Landlord may permit access to the Building to additional telecommunications service providers, in Landlord’s sole discretion. Tenant is solely responsible for contracting for telecommunications services to the Premises with the telecommunications service provider(s) that serve the Building as aforesaid, and Landlord shall have no liability to Tenant whatsoever for any disruption to, or interference with, telecommunications services to the Premises.

7.7 Trash Removal. Throughout the Term, Tenant shall, at its sole cost and expense keep any Trash in vermin-proof containers within the interior of the Premises until removed. Subject to reimbursement pursuant to Section 5.2, and subject further to Landlord’s Force Majeure, Landlord shall furnish a service for the removal of Trash from the Premises. If any Legal Requirements or the trash removal company requires that any substances in the Premises be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site.

7.8 Additional Landlord’s Services. Subject to reimbursement pursuant to Section 5.2 above, and subject further to Landlord’s Force Majeure, Landlord shall provide the services described in Exhibit 9 attached hereto and made a part hereof, the costs of which shall be included in Operating Costs.

8. MAINTENANCE AND REPAIRS

8.1 Maintenance and Repairs by Tenant. Tenant shall keep the Premises (including all electronic, phone and data cabling and related equipment exclusively serving the Premises (other than building service equipment), fixtures, lighting, electrical equipment and wiring, non-structural walls, interior windows, floor coverings, doors and door frames and plate glass (provided that Landlord shall have the right to repair plate glass at Tenant’s cost)) neat and clean and free of insects, rodents, vermin and other pests and, subject to Section 7.7 above, Trash, and in such good repair, order and condition as the same are in on the Commencement Date or in such better condition as the Premises may be put in during the

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Term, reasonable wear and tear and damage by Casualty excepted. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the proper maintenance and repair of all building systems, sanitary, electrical, heating, air conditioning, plumbing, security or other systems and of all equipment and appliances to the extent installed and/or operated by Tenant and/or exclusively serving the Premises (provided that Landlord shall have the right to repair the same at Tenant’s cost). Tenant agrees to provide regular maintenance by contract with a reputable qualified service contractor designated by Landlord for the heating and air conditioning, electrical, plumbing and life-safety equipment servicing the Premises, and any repairs to such heating and air conditioning, electrical, plumbing and life-safety equipment servicing the Premises shall be performed only by contractors approved by Landlord and only after Tenant first notifies Landlord in writing of the need for any such repairs and Landlord approves the same (or Landlord exercises its foregoing right to make such repairs at Tenant’s cost). Tenant, at Landlord’s request, shall at reasonable intervals provide Landlord with copies of such contracts and maintenance and repair records and/or reports. At least one (1) time a year, and other times as reasonably requested by Landlord, Tenant shall provide Landlord with an annual report (the “M&R Annual Report”) summarizing all maintenance and repairs projects conducted by Tenant since the prior M&R Annual Report. The M&R Annual Report shall be certified by an officer of Tenant, certifying to Landlord that such work has been, or is being, completed as described in the report.

8.2 Maintenance and Repairs by Landlord. Except as otherwise provided in Article 13, and subject to Tenant’s obligations in Section 8.1 above, Landlord shall maintain the roof, Building structure (including the foundation, structural floor slabs and columns) and Building core (including the common restroom facilities), exterior window frames, and except to the extent exclusively serving the Premises, the base building systems and equipment (including sanitary, electrical, heating, air conditioning, plumbing and security systems) in reasonable repair, order and condition and in compliance with Legal Requirements and otherwise in substantially the same manner as comparable office buildings in the East Cambridge/Kendall Square area. In addition, Landlord shall maintain the Common Areas in compliance with Legal Requirements and otherwise in substantially the same manner as comparable office buildings in the East Cambridge/Kendall Square area. All costs incurred by Landlord under this Section 8.2, to the extent included in Operating Costs as defined in Exhibit 6 hereto, shall be paid by Tenant in accordance with Section 5.2.

8.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises and, to the extent Tenant has actual knowledge of same, in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including the sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or serving, the Premises. Except as otherwise provided in Article 13, and subject to Tenant’s obligations in Section 8.1 above, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but, subject to Section 12.5 below, if such damage or defective condition was directly caused by any of the Tenant Parties, the cost to remedy the same shall be paid by Tenant.

8.4 Floor Load—Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements. Landlord reserves the right to prescribe the weight and position of all safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”), which shall be placed so as to distribute the weight. Heavy Equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any Heavy Equipment into or out of the Building without giving Landlord prior written notice thereof and observing all of Landlord’s Rules and Regulations with respect to the same. If such Heavy Equipment requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Legal Requirements. Any such moving shall be at the

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sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord and Landlord’s agents (including its property manager), contractors and employees (collectively with Landlord, the “Landlord Parties”) harmless from and against any and all claims, damages, judgments, losses, penalties, costs, expenses and fees (including reasonable legal fees) (collectively, “Claims”) resulting directly or indirectly from such moving. Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility.

9. ALTERATIONS AND IMPROVEMENTS BY TENANT

9.1 Landlord’s Consent Required. Tenant shall not make any alterations, decorations, installations, removals, additions or improvements (collectively, “Alterations”) in or to the Premises without Landlord’s prior written consent, in Landlord’s reasonable discretion, provided Cosmetic Alterations (as such term is defined herein) may be performed by Tenant without Landlord’s consent so long as Tenant provides Landlord with written notice of the Cosmetic Alteration within ten (10) business days after completion of such Cosmetic Alteration. For the purposes of this Section 9.1, a “Cosmetic Alteration” shall mean any Alteration that satisfies all of the following criteria: (i) is of a cosmetic nature such as painting, wallpapering, and installing carpeting; (ii) is not visible from the exterior of the Premises or Building; (iii) will not adversely affect the building systems, Common Areas or structure of the Building; (iv) does not cost in excess of $15,000 and (v) does not require a building or other governmental permit. Notwithstanding the foregoing, Tenant shall not be required to provide notice to Landlord prior to hanging pictures in the Premises.

9.2 Harmonious Relations. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Property or any part thereof. In the event of any such difficulty, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such difficulty to leave the Property immediately.

9.3 Liens. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) business days thereafter, at Tenant’s expense by filing the bond required by law or otherwise.

10. SIGNAGE

10.1 Rights and Restrictions. Tenant shall have the right to install Building standard signage identifying Tenant’s business at the entrance to the Premises, which signage shall be (a) at Tenant’s sole cost and expense, and (b) subject to Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (c) consistent with the signage design requirements set forth on Exhibit 12 attached hereto. Subject to the foregoing, Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises, or any part of the interior visible from the exterior thereof, any sign, banner, advertising matter or any other thing of any kind, and shall not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval. As part of Landlord’s Work, Landlord has provided Tenant with building standard window blinds, and Tenant may not remove such building standard blinds without Landlord’s prior written consent.

10.2 Building Directory. Landlord shall list Tenant within the directory in the Building lobby at Landlord’s sole cost and expense.

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11. ASSIGNMENT, MORTGAGING AND SUBLETTING

11.1 Landlord’s Consent Required. Tenant shall not, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, mortgage or otherwise encumber this Lease or the Premises in whole or in part. Except as provided in Section 11.6 hereof, Tenant shall not, without Landlord’s prior written consent, assign, sublet, license or transfer this Lease or the Premises in whole or in part whether by changes in the ownership or control of Tenant, or any direct or indirect owner of Tenant, whether at one time or at intervals, by sale or transfer of stock, partnership or beneficial interests, operation of law or otherwise, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”). Any purported Transfer made without Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease. In the event of any Transfer in violation of this Article 11, it shall be an Event of Default for which there is no notice or opportunity to cure. No Transfer shall relieve Tenant of its primary obligation as party Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.

11.2 Landlord’s Recapture Right

(a) Subject to Section 11.6 below, Tenant shall, prior to offering or advertising the Premises or any portion thereof for a Transfer or accepting an offer for a Transfer, give a written notice (the “Recapture Notice”) to Landlord which: (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises (the “Recapture Premises”), (iii) identifies the period of time (the “Recapture Period”) during which Tenant proposes to sublet the Recapture Premises, or indicates that Tenant proposes to assign its interest in this Lease, and (iv) offers to Landlord to terminate this Lease with respect to the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in this Lease or a subletting for the remainder of the term of this Lease) or to suspend the Term for the Recapture Period (i.e. the Term with respect to the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be proportionately reduced). Landlord shall have fifteen (15) business days within which to respond to the Recapture Notice.

(b) If Tenant does not enter into a Transfer on the terms and conditions contained in the Recapture Notice on or before the date which is seventy-five (75) days after the earlier of: (x) the expiration of the 15-business day period specified in Section 11.2(a) above, or (y) the date that Landlord notifies Tenant that Landlord elects not recapture the Recapture Premises, time being of the essence, then prior to entering into any Transfer after such 75-day period, Tenant must deliver to Landlord a new Recapture Notice in accordance with Section 11.2(a) above

11.3 Standard of Consent to Transfer. Subject to Landlord’s rights set forth in Section 11.2 to terminate the Lease or suspend the Term, Landlord agrees that, subject to the provisions of this Article 11, Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer at fair market rent and otherwise on the terms contained in the Recapture Notice. It shall be reasonable for Landlord to withhold its consent to a Transfer (a) if the proposed assignee or sublessee, as the case may be (a “Transferee”) will not use the Premises for the Permitted Uses, or (b) if, in Landlord’s reasonable opinion: the Transferee (i) does not have a tangible net worth and other financial indicators sufficient to meet the Transferee’s obligations under the Transfer instrument in question; (ii) does not have a business reputation compatible with the operation of a first-class office building or the tenant mix Landlord desires for the Building; and/or (c) intends to use the space subject to the Transfer for a use that violates any exclusive or restrictive use provisions then in effect with respect to any portion of the Property.

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11.4 Profits In Connection with Transfers. Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord fifty percent (50%) of any rent, sum or other consideration paid or given in connection with any Transfer, either initially or over time, after amortization of all reasonable out-of-pocket attorney fees, brokerage commissions and the cost of any improvements required by such Transfer, in excess of Rent hereunder as if such amount were originally called for by the terms of this Lease as additional rent.

11.5 Prohibited Transfers. Notwithstanding any contrary provision of this Lease, excepting only a Transfer permitted under Section 11.6, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, there is not a Tenant default. Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer to (a) any government agency; (b) any tenant, subtenant or occupant of other space in the Property; or (c) any entity with whom Landlord, or any affiliate of Landlord shall have negotiated for space in the Property, or in any of such affiliate’s properties, in the six (6) months immediately preceding such proposed Transfer.

11.6 Permitted Transfers. Provided no monetary default or uncured Event of Default then-exists, Tenant shall have the right to make a Transfer without Landlord’s consent, but with prior written notice to Landlord, to (a) an Affiliate so long as such entity remains in such relationship to Tenant, and (b) a Successor, provided that (i) prior to or simultaneously with any assignment pursuant to this Section 11.6, such Affiliate or Successor, as the case may be, and Tenant execute and deliver to Landlord an assignment and assumption agreement in form and substance reasonably acceptable to Landlord whereby such Affiliate or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed, and whereby such Affiliate or Successor, as the case may be, shall expressly agree that the provisions of this Article 11 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers, and (ii) such Affiliate or Successor, as the case may be, has either (A) a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the greater of (1) the Tangible Net Worth of Tenant immediately prior to such Transfer, or (2) the Tangible Net Worth of Tenant herein named on the date of this Lease, or (B) adequate financial resources to meet the obligations of this Lease, as determined in Landlord’s reasonable discretion. For the purposes hereof, an “Affiliate” shall be defined as any entity (xx) that has the financial wherewithal to meet its obligations under the Transfer instrument; and (yy) which is controlled by, is under common control with, or which controls Tenant. As used herein, “control” means direct or, either together with others acting as a group or otherwise, indirect ownership or possession of the right or power, by vote of stockholders or directors, or by contract, agreement or other arrangements, or otherwise, to direct, determine, prevent or otherwise dictate managerial, operational or other actions or activities of any such person, firm or corporation. For the purposes hereof, “Successor” shall mean any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that the surviving entity shall have a net worth and other financial indicators sufficient to meet Tenant’s obligations hereunder. For the purposes hereof, “Tangible Net Worth” shall mean the excess of total assets over total liabilities (in each case, determined in accordance with GAAP) excluding from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Notwithstanding the provisions of this Section 11.6, no transaction or series of transactions which are effected solely for the purpose of qualifying as a transaction which does not require Landlord’s consent (i.e. and thereby avoiding the operation of the provisions of this Article 11) shall be permitted pursuant to this Section 11.6.

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11.7 Investment Policies. Notwithstanding anything to the contrary contained herein, Tenant may not enter into any Transfer with any person or entity if the identity of such person or entity is inconsistent with the written investment policies of Landlord and/or Landlord’s parent (as the same may change from time to time) as provided to Tenant by Landlord prior to Landlord’s receipt of Tenant’s notice of such proposed Transfer, and any such Transfer shall be void ab initio. The provisions of this Section 11.7 shall apply to all Transferees, including Affiliates and Successors. Notwithstanding the foregoing, the provisions of this Section 11.7 shall be of no further force and effect if Landlord and/or Fee Owner are no longer affiliates of Massachusetts Institute of Technology.

12. INSURANCE; INDEMNIFICATION; EXCULPATION

12.1 Tenant’s Insurance.

(a) Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises) commercial general liability insurance and such other insurance specified on Exhibit 10 attached hereto.

12.2 Indemnification. Tenant shall defend, indemnify and save the Landlord Parties harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority arising from:

(a) Tenant’s breach of any covenant or obligation under this Lease;

(b) Any injury to or death of any person, or loss of or damage to property, sustained or occurring in, upon, at or about the Premises;

(c) Any injury to or death of any person, or loss of or damage to property (A) arising out of the use or occupancy of the Premises by or (B) caused by or arising from the negligence or willful misconduct of any of the Tenant Parties; and

(d) On account of or based upon any work or thing whatsoever done (other than by Landlord or any of the Landlord Parties) at the Premises during the Term and during the period of time, if any, prior to the Commencement Date that any of the Tenant Parties may have been given access to the Premises.

This Section 12.2 (as well as any other provisions of this Lease dealing with indemnification of Landlord by Tenant) shall be deemed to be modified in each case by the insertion in the appropriate place of the following: “except as otherwise provided in Section 15 of Chapter 186 of the Massachusetts General Laws, as the same may be amended”.

12.3 Property of Tenant. Tenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Tenant’s Property at the Premises shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 12.5 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of any of the Landlord Parties.

12.4 Limitation of Landlord’s Liability for Damage or Injury. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the negligence or willful misconduct of any of the Landlord Parties, and then, where notice and an

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opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence or willful misconduct, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Notwithstanding the foregoing, in no event shall any of the Landlord Parties be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Lease; nor shall any of the Landlord Parties be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Landlord Parties be liable for any latent defect in the Premises or in the Building.

12.5 Waiver of Subrogation; Mutual Release. Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage (excluding rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by Tenant but including rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by any Casualty (hereinafter defined)) that may occur to or within the Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any property insurance policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties. Landlord and Tenant each agrees to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions.

12.6 Tenant’s Acts—Effect on Insurance. Tenant shall not do or permit any Tenant Party to do any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies or warranties covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. If by reason of Tenant’s use of the Premises or the failure of Tenant to comply with the provisions of this Lease the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord upon demand for that part of any insurance premiums which shall have been charged because of such use or failure by Tenant, together with interest at the Default Rate until paid in full, within ten (10) days after receipt of an invoice therefor.

12.7 Landlord’s Insurance. Landlord shall maintain, subject to availability thereof, commercial general liability insurance and property insurance on the Building in commercially reasonable amounts.

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13. CASUALTY; TAKING

13.1 Damage. If the Premises are damaged in whole or part because of fire or other insured casualty (“Casualty”), or if the Premises are subject to a taking in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a “Taking”), then unless this Lease is terminated in accordance with Section 13.2 below, Landlord shall restore the Building and/or the Premises to substantially the same condition as existed prior to the Casualty, or in the event of a partial Taking which affects the Building and the Premises, restore the remainder of the Building and the Premises not so Taken to substantially the same condition as is reasonably feasible, and Rent shall be proportionately abated until restoration of the Premises is substantially complete, but only to the extent that business interruption insurance is not available. If, in Landlord’s reasonable judgment, any element of the Tenant-Insured Improvements can more efficiently be restored as an integral part of Landlord’s restoration of the Building or the Premises, such restoration shall also be made by Landlord, but at Tenant’s sole cost and expense. Subject to rights of Mortgagees, any act or omission by Tenant and/or Tenant’s agents, servants, employees, contractors, subcontractors, licensees and/or subtenants (collectively with Tenant, the “Tenant Parties”) which causes an actual delay in the performance of Landlord’s restoration work, Legal Requirements then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, and instances of Landlord’s Force Majeure, Landlord shall diligently pursue completion of such restoration and substantially complete such restoration within nine (9) months after Landlord’s receipt of all required permits therefor. Upon substantial completion of such restoration by Landlord, Tenant shall use diligent efforts to complete restoration of the Tenant-Insured Improvements to substantially the same condition as existed immediately prior to such Casualty or Taking, as the case may be, as soon as commercially reasonable. Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building. In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Building or the Net Taking award attributable to the Premises and/or the Building. “Net” means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) less all costs and expenses, including adjusters and reasonable attorneys’ fees, of obtaining the same. In the fiscal year in which a Casualty occurs, there shall be included in Operating Costs Landlord’s deductible under its property insurance policy. Except as Landlord may elect pursuant to this Section 13.1, under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, any Tenant- Insured Improvements.

13.2 Termination Rights.

(a) Landlord’s Termination Rights. Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant if:

(i) any material portion of the Building or any material means of access thereto is taken;

(ii) more than thirty-five percent (35%) of the Building is damaged by Casualty; or

(iii) if the estimated time to complete restoration exceeds nine (9) months from the date on which Landlord receives all required permits for such restoration.

(b) Tenant’s Termination Right. If Landlord is so required but fails to complete restoration of the Premises within the time frames and subject to the conditions set forth in Section 13.1 above, then Tenant may terminate this Lease upon sixty (60) days’ written notice to Landlord; provided, however, that if Landlord completes such restoration within sixty (60) days after receipt of any such termination notice, such termination notice shall be null and void and this Lease shall continue in full force and effect. The remedies set forth in this Section 13.2(b) and in Section 13.2(c) below are Tenant’s sole and exclusive rights and remedies based upon Landlord’s failure to complete the restoration of the Premises as set forth herein.

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(c) Either Party May Terminate. In the case of any Casualty or Taking affecting the Premises and occurring during the last twelve (12) months of the Term, then (i) if such Casualty or Taking results in more than twenty-five percent (25%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (ii) the damage to the Premises costs more than $250,000 to restore, then either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other. In addition, if any Mortgagee does not release sufficient insurance proceeds to cover the cost of Landlord’s restoration work, Landlord shall notify Tenant thereof. In such event, unless Landlord agrees in writing to cover the difference, Landlord or Tenant may terminate this Lease by written notice to the other within thirty (30) days after such notice from Landlord.

(d) Automatic Termination. In the case of a Taking of the entire Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.

(e) Tenant shall assign to Landlord all of its right, title and interest in and to the insurance proceeds for any Alterations (a) if the Term shall expire prior to the completion of Tenant’s restoration pursuant to Section 13.1 above, or (ii) if this Lease is terminated pursuant to any provision of this Lease prior to the completion of Tenant’s restoration pursuant to Section 13.1 above, in each case equal to the sum of the unamortized costs of any portion of any Alterations that were not designated for removal pursuant to Article 9.

(f) Notwithstanding anything to the contrary contained herein, Tenant may not terminate this Lease pursuant to this Article 13 if the Casualty in question was caused by the negligence or willful misconduct of any of the Tenant Parties.

13.3 Taking for Temporary Use. If the Premises are Taken for temporary use, this Lease and Tenant’s obligations shall continue, provided, however, that the payment of Rent shall be abated until such Taking has expired. For purposes hereof, “Taken for temporary use” shall mean a Taking of ninety (90) days or less.

13.4 Disposition of Awards. Except for any separate award for Tenant’s movable trade fixtures, relocation expenses, and unamortized leasehold improvements paid for by Tenant (provided that the same may not reduce Landlord’s award), all Taking awards to Landlord or Tenant shall be Landlord’s property without Tenant’s participation, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant may pursue its own claim against the Taking authority.

14. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) business days’ prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord, any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any Mortgagee. Time is of the essence with respect to any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like.

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15. HAZARDOUS MATERIALS

15.1 Prohibition. Except for de minimis quantities of standard office supplies and cleaning materials stored in compliance with Environmental Laws (hereinafter defined) and in proper containers, Tenant shall not, without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance; or (ii) any Hazardous Material (hereinafter defined). Upon at least forty-eight (48) hours’ notice, except that no notice shall be required in an emergency, Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 15.1 at Landlord’s sole cost and expense, however, if such inspection indicates a violation of this Section by Tenant, Tenant shall pay the cost of such inspection to Landlord, as additional rent hereunder, within ten (10) days of Tenant’s receipt of an invoice therefor.

15.2 Environmental Laws. For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by any of the Tenant Parties into the air (including indoor air and outdoor air), surface water, sewers, soil or groundwater of any Hazardous Material (hereinafter defined) whether within or outside the Premises, including (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., (e) Chapter 21C of the General Laws of Massachusetts; and (f) Chapter 21E of the General Laws of Massachusetts. Tenant, at its sole cost and expense, shall comply with (i) all Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the City of Cambridge and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

15.3 Hazardous Material Defined. As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, including live organisms, viruses and fungi, medical waste and any so-called “biohazard” materials, and any material on the right to know list of the Occupational Safety and Health Administration. The term “Hazardous Material” includes oil and/or any material or substance which is (i) designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law or (ii) contains any component now or hereafter designated as such.

15.4 Pre-Existing Hazardous Materials. Tenant acknowledges that asbestos is present in the Building. Landlord shall, at its sole cost and expense, comply with all Environmental Laws with respect to the existence of Hazardous Materials in, on or at the Property as of the Execution Date.

16. RULES AND REGULATIONS

16.1 Rules and Regulations. Tenant will faithfully observe and comply with all rules and regulations promulgated from time to time with respect to the Building, the Property and construction within the Property of which Landlord has given Tenant prior written notice (collectively, the “Rules and Regulations”). The current version of the Rules and Regulations is attached hereto as Exhibit 11. In the case of any conflict between the provisions of this Lease and any future rules and regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

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16.2 Energy Conservation. Notwithstanding anything to the contrary contained herein, Landlord may institute upon written notice to Tenant such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services (collectively, the “Conservation Program”), provided, however, that the Conservation Program does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises below the level of energy or energy services then being provided in comparable office buildings in the East Cambridge/Kendall Square area, or as may be necessary or required to comply with Legal Requirements or standards or the other provisions of this Lease. Upon receipt of such notice, Tenant shall comply with the Conservation Program at Tenant’s sole cost and expense. Without limiting the foregoing, Tenant acknowledges that the Building intends to obtain Leadership in Energy and Environmental Design (“LEED”) certification as established by the U.S. Green Building Council (“USGBC”). Any reasonable costs incurred by Landlord in connection with maintaining such certification shall be considered Operating Costs. Tenant shall cooperate as reasonably requested by Landlord in the maintenance of such certification to the extent required to maintain the same.

16.3 Recycling. Landlord may establish policies, programs and measures for the recycling of paper, products, plastic, and other materials (a “Recycling Program”). Upon receipt of such notice, Tenant will comply with the Recycling Program at Tenant’s sole cost and expense.

17. LEGAL REQUIREMENTS

17.1 Legal Requirements. Tenant shall be responsible at its sole cost and expense for complying with (and keeping the Premises in compliance with) all Legal Requirements that are applicable to Tenant’s manner of use or occupancy of, or Alterations made by or on behalf of Tenant to, the Premises. Tenant shall furnish all data and information to governmental authorities, with a copy to Landlord, as required in accordance with Legal Requirements as they relate to Tenant’s use or occupancy of the Premises or the Building. If Tenant receives notice of any violation of Legal Requirements applicable to the Premises or the Building, it shall give prompt notice thereof to Landlord. Nothing contained in this Section 17.1 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses. Notwithstanding the foregoing or any other provision of this Lease, however, Tenant shall not be responsible for compliance with any such Legal Requirements, regulations, or the like requiring (a) structural repairs or modifications; or (b) repairs or modifications to the utility or building service equipment; or (c) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (i) be due to Tenant’s particular manner of use of the Premises for the Permitted Use, or (ii) be due to the negligence or willful misconduct of Tenant or any Tenant Party, or (iii) be required in connection with any Alterations made by or on behalf of Tenant.

18. DEFAULT

18.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:

(a) If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due, and such failure shall continue for a period of four (4) days after notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to make any payment on or before the due date therefor, and (ii) Landlord has given Tenant written notice under this Section 18.1(a) on more than one (1) occasion during the twelve (12) month interval preceding such failure by Tenant;

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(b) If Tenant shall vacate (for more than thirty (30) days) or abandon the Premises

(whether or not the keys shall have been surrendered or the Rent shall have been paid);

(c) If Tenant shall fail to execute and deliver to Landlord an estoppel certificate pursuant to Article 14 above or a subordination and attornment agreement pursuant to Article 20 below, within the timeframes set forth therein and such failure continues for five (5) days after notice thereof;

(d) If Tenant shall fail to maintain any insurance required hereunder;

(e) If Tenant shall fail to restore the Security Deposit to its original amount or deliver a replacement Letter of Credit as required under Article 6 above;

(f) If Tenant causes or suffers any release of Hazardous Materials in, on or near the Property;

(g) If Tenant shall make a Transfer in violation of the provisions of Article 11 above, or if any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 11 hereof;

(h) If Tenant fails to comply with the provisions of Article 2 and/or Section 4.2 above, and such failure shall continue for a period of three (3) business days after notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to comply with the provisions of Article 2 or Section 4.2 above, and (ii) Landlord has given Tenant written notice under this Section 18.1(h) on more than one (1) occasion during the twelve (12) month interval preceding such failure by Tenant;

(i) The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after notice thereof from Landlord; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord regardless of the reason for lack of completion;

(j) Tenant makes an assignment for the benefit of creditors, or a receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(k) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code, or any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

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(l) Any judgment, attachment or the like in excess of $100,000 shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be; or

(m) The leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter.

Tenant shall reimburse Landlord, within thirty (30) days after demand, for Landlord’s reasonable out-of-pocket costs and expenses (including legal fees and costs) incurred in connection with the preparation and delivery of each notice of default delivered pursuant to this Section 18.1 (which notice of default may include such demand for payment).

18.2 Remedies. Upon an Event of Default, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available to Landlord, including for arrears of Rent or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date. Upon such termination, Landlord shall have the right to utilize the Security Deposit or draw down the entire Letter of Credit, as applicable, and apply the proceeds thereof to its damages hereunder. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, by lawful process, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

18.3 Damages - Termination.

(a) Upon the termination of this Lease under the provisions of this Article 18, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any breach or default preceding such termination, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

(i) the amount (discounted to present value at the rate of five percent (5%) per annum) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 18.3(a)(ii) below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected rental value of the Premises for such period, taking into account a reasonable time period during which the Premises shall be unoccupied, plus all Reletting Costs (hereinafter defined); or

(ii) amounts equal to Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, if Landlord shall re-let the Premises during such period, then Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom (collectively, “Reletting Costs”), it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term at Landlord’s sole and absolute discretion without otherwise affecting this remedy; and provided, further, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder

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and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 18.3(a)(ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

(b) In calculating the amount due under Section 18.3(a)(i), above, there shall be included, in addition to the Base Rent, all other considerations agreed to be paid or performed by Tenant, including Tenant’s Share of Operating Costs and Tenant’s Tax Share of Taxes, on the assumption that all such amounts and considerations would have increased at the rate of three percent (3%) per annum for the balance of the full term hereby granted.

(c) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder.

(d) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.

(e) In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 18.3, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions herein contained or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of (x) an amount equal to the lesser of (1) Rent accrued under this Lease in the twelve (12) months immediately prior to such termination, or (2) Rent payable during the remaining months of the Term if this Lease had not been terminated, plus (y) the amount of Rent accrued and unpaid at the time of termination, less (z) the amount of any recovery by Landlord under the foregoing provisions of this Section 18.3 up to the time of payment of such liquidated damages; Tenant hereby acknowledging that the damages which Landlord may suffer as the result of the termination of this Lease as a result of an Event of Default over cannot be determined as of the Execution Date. The terms and provisions of Section 18.3 shall survive the expiration or termination of this Lease.

18.4 Landlord’s Self-Help; Fees and Expenses. If Tenant shall default in the performance of any covenant on Tenant’s part to be performed in this Lease contained, including the obligation to maintain the Premises in the required condition pursuant to Section 8.1 above, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, immediately, or at any time thereafter, perform the same for the account of Tenant. Tenant shall pay to Landlord upon demand therefor any costs incurred by Landlord in connection therewith, together with interest at the Default Rate until paid in full. In addition, Tenant shall pay all of Landlord’s costs and expenses, including reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord or any of the Landlord Parties being made party to any litigation pending by or against any of the Tenant Parties.

18.5 Waiver of Redemption, Statutory Notice and Grace Periods. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Except to the extent prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

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18.6 Landlord’s Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for; Tenant hereby acknowledging that the damages which Landlord may suffer as the result of the termination of this Lease as a result of an Event of Default over cannot be determined as of the Execution Date.

18.7 No Waiver. Landlord’s failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver shall be in writing signed by such party against whom a waiver is claimed. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

18.8 Restrictions on Tenant’s Rights. During the continuation of any Event of Default, (a) Landlord shall not be obligated to provide Tenant with any notice pursuant to Sections 2.3 above; and (b) Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations.

18.9 Landlord Default. Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided Landlord commences cure within 30 days and thereafter diligently prosecutes the same to completion) after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Except as expressly set forth in this Lease, Tenant shall not have the right to terminate or cancel this Lease or to withhold Rent or to set-off or deduct any claim or damages against Rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder. In addition, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from Rent due and payable under this Lease.

19. SURRENDER; ABANDONED PROPERTY; HOLD-OVER

19.1 Surrender

(a) Upon the expiration or earlier termination of the Term, Tenant shall (i) peaceably quit and surrender to Landlord the Premises broom clean, in good order, repair and condition excepting only ordinary wear and tear and Casualty that is Landlord’s obligation to restore under Section 13.1 if the Lease is not otherwise terminated pursuant to Section 13.2; (ii) remove all of Tenant’s Property (including

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all cabling, trade fixtures, furniture and equipment) and, to the extent specified by Landlord at time Tenant seeks Landlord’s consent, Alterations made by Tenant, and (iii) repair any damages to the Premises or the Building caused by the installation or removal of Tenant’s Property and/or such Alterations. Tenant’s obligations under this Section 19.1(a) shall survive the expiration or earlier termination of this Lease.

(b) No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. Unless otherwise agreed by the parties in writing, no employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

(c) Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, remove from the Premises, prior to the end of the Term, any item installed by or for Tenant and which, pursuant to Legal Requirements, must be removed therefrom before the Premises may be used by a subsequent tenant.

(d) Tenant hereby assigns to Landlord any warranties in effect on the last day of the Term with respect to any fixtures and Alterations remaining in the Premises. Tenant shall provide Landlord with copies of any such warranties prior to the expiration of the Term (or, if the Lease is earlier terminated, within five (5) days thereafter).

19.2 Abandoned Property. After the expiration or earlier termination of this Lease, if Tenant fails to remove any property from the Building or the Premises that Tenant is obligated by the terms of this Lease to remove within five (5) business days after written notice from Landlord, such property (the “Abandoned Property”) shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Article 18 hereof or pursuant to law, and to any arrears of Rent.

19.3 Holdover. If any of the Tenant Parties holds over after the end of the Term, Tenant shall be deemed a tenant-at-sufferance subject to the provisions of this Lease; provided that whether or not Landlord has previously accepted payments of Rent from Tenant, (i) Tenant shall, for the first thirty (30) days after the Expiration Date, pay Base Rent at 150% of the highest rate of Base Rent payable during the Term, and thereafter pay Base Rent at 200% of the highest rate of Base Rent payable during the Term, (ii) Tenant shall continue to pay to Landlord all additional rent, and (iii) Tenant shall be liable for all damages, including lost business and consequential damages, incurred by Landlord as a result of such holding over, Tenant hereby acknowledging that Landlord may need the Premises after the end of the Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding over cannot be determined as of the Execution Date. Nothing contained herein shall grant Tenant the right to holdover after the expiration or earlier termination of the Term or affect Tenant’s status as a tenant-at-sufferance during any holdover period.

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20. MORTGAGEE RIGHTS

20.1 Subordination. Tenant’s rights and interests under this Lease shall be (i) subject and subordinate to any existing or future (a) ground lease (including without limitation the Master Lease), (b) subleases or other instruments pursuant to any sale and leaseback transaction of the Master Lease or the Property, and (c) any mortgages, deeds of trust, overleases, or similar instruments covering the Premises, the Building and/or the Land and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord. The provisions of this Section 20.1 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and attornment in such form as shall be requested by any such holder within ten (10) business days of request therefor. With respect to the Master Lease, Tenant shall execute and deliver to Landlord simultaneously with its execution and delivery of this Lease, the Subordination, Non-Disturbance and Attornment Agreement (the “Master Lease SNDA”) in the form attached hereto as Exhibit 13. Landlord may record the Master Lease SNDA in the Registry at its sole cost and expense.

20.2 Mortgagee Notices. Tenant shall give each Mortgagee the same notices given to Landlord concurrently with the notice to Landlord, and each Mortgagee shall have a reasonable opportunity to cure a Landlord default after the expiration of Landlord’s applicable notice and/or cure periods if Landlord fails to do so, and Mortgagee’s curing of any of Landlord’s default shall be treated as performance by Landlord.

20.3 Mortgagee Liability. Tenant acknowledges and agrees that if any Mortgage shall be foreclosed, (a) the liability of the Mortgagee and its successors and assigns shall exist only so long as such Mortgagee or purchaser is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership; and (b) such Mortgagee and its successors or assigns shall not be (i) liable for any act or omission of any prior lessor under this Lease; (ii) liable for the performance of Landlord’s covenants pursuant to the provisions of this Lease which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (iii) subject to any offsets or defense which Tenant may have at any time against Landlord; (iv) bound by any Rent or other amounts which Tenant may have paid previously for more than one (1) month; or (v) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord.

21. QUIET ENJOYMENT. Landlord covenants that so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term from and against the claims of all persons lawfully claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease, any matters of record or of which Tenant has knowledge and to any Mortgage to which this Lease is subject and subordinate, as hereinabove set forth.

22. NOTICES. Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given when either delivered by hand or by nationally recognized overnight courier or refused, as the case may be (in either case with evidence of delivery or refusal thereof) and addressed as follows:

If to Landlord:	MIT 139 Main Street Leasehold LLC
c/o MIT Cambridge Real Estate LLC
One Broadway, Suite 09-200
Cambridge, MA 02142
Attention: President

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With copies to:	MIT Investment Management Company
One Broadway, Suite 09-200
Cambridge, MA 02142
Attention: Director of Real Estate Legal Services

and:	Jones Lang LaSalle Americas, Inc.
One Broadway, 6th Floor
Cambridge, MA 02142
Attention: Group Manager

With a copy by email to:	RELegal@mitimco.mit.edu

If to Tenant:	Prior to the Commencement Date: At the address
set forth in the Lease Summary Sheet.

After the Commencement Date: At the Premises

Email address: depstein@bdtherapeutics.com

With a copy to:	Saul Ewing Arnstein & Lehr LLP
Centre Square West
1500 Market Street, 38th Floor
Philadelphia, PA 19102-2186
Attention: Kathryn Doyle

Notwithstanding the foregoing, and except in those instances where oral notices are permitted under this Lease, any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, maintenance activities, invoices, etc.) may also be given by written notice delivered by electronic mail to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies as specified above. Either party may at any time change the address or specify an additional address for such notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States and is not a post office box. Notices shall be effective upon the date of receipt or refusal thereof. Any notice given by an attorney on behalf of Landlord shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

23. MISCELLANEOUS

23.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

23.2 Captions; Interpretation. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. Unless expressly stated otherwise, the use of the word “including” or “include” in this Lease shall be deemed to mean “including without limitation” or “include without limitation” in each instance.

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23.3 Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than CBRE and Jones Lang LaSalle (collectively, the “Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of its representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker in connection with this Lease.

23.4 Entire Agreement. This Lease, Lease Summary Sheet and the Exhibits attached hereto and incorporated herein contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto, provided that no amendment or modification may be effected by text message, electronic mail or similar communication.

23.5 Governing Law; Personal Jurisdiction. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like. Any litigation relating to this Lease shall be brought in the state or federal courts in the Commonwealth of Massachusetts, and each party consents to personal jurisdiction in such courts.

23.6 Tenant Representations; Landlord Representations. Tenant hereby guarantees, warrants and represents to Landlord that (i) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) Tenant has and is duly qualified to do business in the state in which the Property is located, (iii) Tenant has full corporate, partnership, trust, limited liability company or other appropriate power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, (iv) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so; and (v) neither the execution, delivery or performance of this Lease, nor the consummation of the transactions contemplated hereby, will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party.

Landlord hereby guarantees, warrants and represents to Tenant that (i) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) Landlord has and is duly qualified to do business in the state in which the Property is located, (iii) Landlord has full corporate, partnership, trust, limited liability company or other appropriate power and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder, (iv) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so; and (v) neither the execution, delivery or performance of this Lease, nor the consummation of the transactions contemplated hereby, will violate or conflict with any provision of documents or instruments under which Landlord is constituted or to which Landlord is a party.

23.7 Expenses Incurred by Landlord Upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including reasonable legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer. Such costs shall be deemed to be additional rent under this Lease.

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23.8 Survival. Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including Section 12.2) shall survive the expiration or prior termination of the Term.

23.9 Limitation of Liability. Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Lease or otherwise, other than against Landlord’s interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. This Section 23.9 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord. Landlord and Tenant specifically agree that in no event shall any officer, director, manager, member, trustee, employee or representative of Landlord or any of the other Landlord Parties ever be personally liable for any obligation under this Lease In no event shall Landlord or any of the other Landlord Parties be liable for consequential, incidental, indirect, special or punitive damages or for lost profits whatsoever in connection with this Lease. In no event shall Tenant or any of the other Tenant Parties be liable for consequential, incidental indirect, special or punitive damages, except with respect to consequential damages incurred by Landlord in connection with a holdover by Tenant after the end of the Term or earlier termination of this Lease, or a breach of any obligations of Tenant under Article 15 of this Lease.

23.10 Binding Effect. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 11 hereof shall operate to vest any rights in any successor or assignee of Tenant. A facsimile, PDF or other electronic signature on this Lease shall be equivalent to, and have the same force and effect as, an original signature.

23.11 Landlord Obligations upon Transfer. Upon any sale, transfer or other disposition of the Building, Landlord shall be entirely relieved from the performance and observance accruing thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord, except as otherwise agreed in writing.

23.12 Grants of Interest. Tenant shall not grant any security interest whatsoever in any fixtures within the Premises without the consent of Landlord. Tenant shall notify Landlord within ten (10) business days after the filing of any UCC statement relating to Tenant’s Property.

23.13 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

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23.14 Relocation. Landlord, at its expense, at any time before or during the Term, may cause Tenant to relocate from the Premises to space of reasonably comparable size and utility (“Relocation Space”) within the Building upon sixty (60) days’ prior written notice to Tenant, which notice shall set forth the date by which Tenant must complete such relocation and surrender the prior Premises, as well as a reasonable description of the Relocation Space. From and after the date of the relocation, Base Rent, Tenant’s Share and Tenant’s Tax Share shall be adjusted based on the rentable square footage of the Relocation Space. Provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Landlord shall, within thirty (30) days after receipt of a reasonably detailed invoice, reimburse Tenant for Tenant’s reasonable costs of relocation, including all costs for moving Tenant’s furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant’s customers and one month’s supply of stationery showing the new address so long as such invoice is delivered to Landlord within sixty (60) days after the effective date of such relocation.

23.15 Counterparts. This Lease may be executed in two or more counterparts, and by each or either of the parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.16 Financial Information. Tenant shall deliver to Landlord, within sixty (60) days after the end of each fiscal year of Tenant as well as anytime within thirty (30) days after Landlord’s reasonable request, Tenant’s most recently completed balance sheet and related statements of income, shareholder’s equity and cash flows statements (audited if available) reviewed by an independent certified public accountant and certified by an officer of Tenant as being true and correct in all material respects. Any such financial information may be relied upon by any actual or potential lessor, purchaser, or mortgagee of the Property or any portion thereof. Tenant’s fiscal year is January 1 to December 31. Tenant may change its fiscal year upon written notice to Landlord.

23.17 Measurements. Landlord shall have the right, from time to time, to measure the Building and the Premises in accordance with the then-current Standard Method of Measurement for Office Buildings (ANSI/BOMA) (or if such standard is no longer in use, using an industry-standard method of measurement reasonably selected by Landlord) and to make an appropriate adjustment to Base Rent, Tenant’s Share and Tenant’s Tax Share. Tenant shall execute an agreement confirming such measurements and adjustments within ten (10) business days after Landlord’s request therefor. Tenant’s failure to execute and return any such agreement proposed by Landlord, or to provide written objection to the statements contained therein, within ten (10) business days after the date of Tenant’s receipt thereof, shall be deemed an approval by Tenant of Landlord’s determination of such dates as set forth therein.

23.18 OFAC. Tenant warrants and represents to Landlord as of the date hereof and throughout the Term that it is not owned or controlled, directly or indirectly, by any person or government from countries or other areas that are subject to economic, trade, sectoral, or transactional sanctions imposed by the United States Government, and that neither Tenant nor any of its owners, directors, officers or group companies appears on any lists of known or suspected terrorists, terrorist organizations or other prohibited persons made publicly available or published by any agency of the government of the United States or any other jurisdiction in which Tenant is doing business, including but not limited to the List of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury. Tenant shall notify Landlord promptly, but in no event more than 48 hours after knowledge thereof, if these circumstances change.

23.19 Confidentiality. Tenant acknowledges and agrees that the terms of this Lease are confidential. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and may impair Landlord’s relationship with other tenants of the Building. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord, which may be given or withheld by Landlord, in Landlord’s sole

32

discretion, except as required for financial disclosures or securities filings, as required by the order of any court or public body with authority over Tenant, or in connection with any litigation between Landlord and Tenant with respect to this Lease. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach. Landlord shall not disclose any and all materials, data and information delivered to or received by it (including, without limitation, all financial statements) concerning Tenant or its business operations either prior to or during the Term without the prior written consent of Tenant, except to Landlord’s financial and legal advisors, in connection with a sale or financing of the Building, as required for financial disclosures or securities filings, as required by the order of any court or public body with authority over Landlord, or in connection with any litigation between Landlord and Tenant with respect to this Lease. The provisions of the previous sentence shall survive the expiration or prior termination of the Term for one (1) year.

23.20 Security. Landlord reserves the right, but not the obligation, to install security and other monitoring devices in and around the Building, including devices that monitor the usage of the Common Areas. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval. As of the Commencement Date, the Landlord maintains a front desk in the Building lobby from 7 AM to 7 PM Monday through Friday and 9 AM to 1 PM on Saturdays, excluding holidays. Such hours are subject to change in Landlord’s sole and absolute discretion.

23.21 Time. Time is of the essence as to the performance of each party’s obligations under this Lease. Except as expressly set forth herein, any time period which ends on a non-business day shall be extended to the first subsequent business day.

23.22 WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

23.23 Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Legal Requirements, proposes to cure any Tenant default under this Lease or to assume or assign Tenant’s interest under this Lease, and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease, and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion: (i) those acts specified in the Bankruptcy Code or other Legal Requirements as included within the meaning of “adequate assurance,” even of this Lease does not concern a shopping center or other facility described in such Legal Requirements; (ii) a prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease; (iii) a cash deposit in an amount at least equal to the then-current amount of the Letter of Credit; or (iv) the assumption or assignment of all of Tenant’s interest and obligations under this Lease.

33

23.24 Tenant Force Majeure. In the event Tenant is delayed in the in performance of any act required hereunder, other than the payment of money, due to Tenant’s Force Majeure (as hereinafter defined), then performance of such act shall be excused for the period of the delay. As used in this Lease, the term “Tenant’s Force Majeure” shall mean delays in performance of any act required hereunder, other than the payment of money, due to riots, acts of God, war, acts of terrorism, governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or any other causes reasonably beyond Tenant’s control. Tenant’s Force Majeure shall not be construed to excuse Tenant from performing any covenant or obligation imposed under this Lease by reason of the financial inability of Tenant.

23.25 Not Binding Until Executed. This Lease shall have no binding force or effect, shall not constitute an offer or an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution and delivery of this Lease by both parties.

[SIGNATURES ON FOLLOWING PAGE]

34

EXECUTED under seal as of the Execution Date.

LANDLORD:	MIT 139 MAIN STREET LEASEHOLD LLC, a Massachusetts limited liability company

By: MIT CAMBRIDGE REAL ESTATE LLC, its manager

	By:	/s/ Seth D. Alexander
	Name:	Seth D. Alexander
	Title:	President, and not individually

TENANT:	BLACK DIAMOND THERAPEUTICS, INC., a Delaware corporation

	By:	/s/ David M. Epstein
	Name:	David M. Epstein
	Title:	President & Chief Executive Officer
	DATE:	March 26, 2019

EXHIBIT 1

LEGAL DESCRIPTION

A certain parcel of land situated and now numbered 137 to 145 Main Street in Cambridge, Middlesex County, Massachusetts, being the premises shown as Lot A on a plan entitled “Plan of Premises in Cambridge, Massachusetts, W.A. Mason & Son Co., Surveyors, September 13, 1926, Changes October 30, 1926”, recorded in Plan Book 385, Plan 49, said premises being bounded and described according to said plan as follows:

SOUTHERLY	on the Northerly side of said Main Street, ninety (90) feet;

WESTERLY	on land now or formerly of W.R. Mason et al, one hundred four and 07/100 (104.07) feet;

NORTHERLY	by Lot B as shown on said plan, ninety and 01/100 (90.01) feet; and

EASTERLY	on land now or formerly of heirs of Mrs. Brooks, one hundred five and 66/100 (105.66) feet.

EXHIBIT 1, PAGE 1

EXHIBIT 2

LEASE PLAN

© Copyright Arrowstreet Inc

LEGEND

Tenant Premises - Tenant 301, Third Floor

Shared Floor Common Amenity Area

Note: Shared Floor Common Amenity Area is shown for reference only and is not part of tenant premises.

MITIMCo
ARROWSTREET

Premises Plan
139 Main Street | **Tenant 301**
Cambridge, Massachusetts | 16 November 2018

EXHIBIT 2, PAGE 1

EXHIBIT 3

MEMORIALIZATION OF DATES AGREEMENT

[Date]

[Tenant Name]

[Address]

[Attn:                                                          ]

Re:

Lease dated                     ([as amended,] the “Lease”) by and between MIT 139 Main Street Leasehold LLC (“Landlord”), and Black Diamond Therapeutics, Inc. (“Tenant”) with respect to 2,357 rentable square feet on the third (3rd) floor of the Building located at 139 Main Street, Cambridge, Massachusetts

Dear                      :

In accordance with the terms and conditions of the Lease, Tenant accepts possession of the Premises and acknowledges:

1.	The Commencement Date is .

2.	The Expiration Date is .

This letter is binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

Please acknowledge the foregoing and your acceptance of possession by signing a copy of this letter in the space provided and returning it to                 . Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within ten (10) business days after the date of this letter, shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

MIT 139 MAIN STREET LEASEHOLD LLC, a Massachusetts limited liability company

By: MIT CAMBRIDGE REAL ESTATE LLC, its manager

By:
Name:
Title:

Acknowledged and Accepted:

BLACK DIAMOND THERAPEUTICS, INC.

By:
Name:
Title:
DATE: , 20

EXHIBIT 3, PAGE 1

EXHIBIT 4

[Intentionally Omitted]

EXHIBIT 4, PAGE 1

EXHIBIT 5

WORK LETTER

Landlord’s Work consists of (i) the work described as Landlord’s responsibilities on the Landlord/Tenant Responsibilities Matrix attached hereto as Exhibit 5A and (ii) the work identified on the Landlord’s Work Plans attached hereto as Exhibit 5B. Landlord’s Work shall be deemed “Substantially Complete” on the date (A) that Landlord’s Work is substantially completed (as certified in writing by Landlord’s architect) in accordance with (i) the Landlord/Tenant Responsibilities Matrix and (ii) the Landlord’s Work Plans, except for punchlist items, the incompleteness of which does not materially interfere with Tenant’s ability to use or occupy the Premises for the Permitted Uses, and (B) Landlord has obtained either a completed or “signed off” building permit or temporary or permanent certificate of occupancy for the Premises from the Inspectional Services Department of the City of Cambridge; provided, however, to the extent Landlord is delayed in performing Landlord’s Work and/or obtaining such building permit sign off or certificate of occupancy because of the acts or omissions of Tenant or any employee, contractor, agent or representative of Tenant (which omissions may include Tenant’s failure to install its furniture and/or perform any Alterations not included in Landlord’s Work), then for purposes only of calculating the Commencement Date, Landlord’s Work will be deemed to have been substantially complete on the date on which the building permit sign off or certificate of occupancy (temporary or permanent) would have been issued but for such delays.

Tenant, at its sole cost and expense, shall be responsible for all items on the Landlord/Tenant Responsibilities Matrix identified as Tenant’s responsibility, including procuring and installing all trade fixtures, furniture and equipment Tenant may require to operate its business in the Premises and all telecommunications cabling and wiring.

Upon Landlord’s Work being Substantially Complete, and without limiting Landlord’s rights under Section 23.18, Landlord may ask its architect to re-measure the Premises and/or the Building in accordance with Section 23.18 and make the appropriate adjustments to Base Rent, Tenant’s Share and Tenant’s Tax Share, and Tenant shall execute and deliver to Landlord the agreement required thereby confirming such adjustments.

EXHIBIT 5, PAGE 1

EXHIBIT 5A

LANDLORD/TENANT RESPONSIBILITIES MATRIX

EXHIBIT 5A, PAGE 1

EXHIBIT 5B

LANDLORD’S WORK PLAN

© Copyright Arrowstreet Inc.

LEGEND

Tenant Premises - Tenant 301, Third Floor

Shared Floor Common Amenity Area

Note: Shared Floor Common Amenity Area is shown for reference only and is not part of tenant premises.

MITIMCo

ARROWSTREET

Premises Plan

139 Main Street | **Tenant 301**

Cambridge, Massachusetts | 16 November 2018

EXHIBIT 5B, PAGE 1

FINISH MATERIAL SCHEDULE

CEILINGS

ACOUSTICAL CEILING PANEL (LEVEL 1 TENANT ONLY, SPACE BETWEEN JOISTS): - TECTUM FINALE 2” WHITE TWH

ACOUSTICAL CEILING PANEL: ARMSTRON OPTIMA CONCEALED , WHITE WITH PRELUDE 15/16” SUSPENSION SYSTEMS, 48” X 48”; TENANT OFFICES SONASPRAY: 1” WHITE (TYPICAL)

PAINT

P-5 PAINT BENJAMIN MOORE WHITE (TYPICAL)

P-6 MARKERBOARD WALL PAINT IDEAPAINT CREATE CLEAR TENANT SPACES WHERE INDICATED

ACOUSTICAL WALL PANELS

ACOUSTICAL WALL PANEL KIREI ECHOPANEL 12MM 551; TENANT PHONE BOOTHS

PLASTIC LAMINATE

PL-03 PLASTIC LAMINATE WILSONART D354-60 DESIGNER WHITE CLOSET SHELVES

WINDOWS:

WINDOW SILLS- PAINTED WOOD (WHITE)

WALL BASE

B-5 RUBBER BASE JOHNSONITE TRADITIONAL WALL BASE 20 CHARCOAL 4” HIGH CARPET AT GWB WALLS

CARPET

CPT-1 CARPET TILE SHAW CONTRACT EMBELLISH TILE INLAY METAL 71556 24” X 24” TENANT OPEN SPACES

CPT-2 CARPET TILE SHAW CONTRACT WANDER TILE AIRY 37530 24” X 24” TENANT OFFICES

WOOD FLOORING

WF-1 WOOD FLOORING NYDREE WIDE PLANK SERIES PINEAPPLE 7.5” X RANDOM 18”-72”

GLAZING:

GLAZING SYSTEM: LITESPACE BY SPACEWORKS, WITH BLACK ANODIZED FINISH

EXHIBIT 5B, PAGE 2

EXHIBIT 6

OPERATING COSTS

“Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation, management, repair, replacement, maintenance and insurance (including environmental liability insurance and property insurance on Landlord-supplied leasehold improvements for tenants, but not property insurance on tenants’ equipment) of the Property or allocated to the Property, including all costs of labor (wages, salaries, fringe benefits, etc.) up to and including the group or portfolio manager, however denominated, any costs for utilities supplied to exterior areas and the Common Areas, and any costs for repair and replacements, cleaning and maintenance of exterior areas and the Common Areas, related equipment, facilities and appurtenances and HVAC equipment, security services, a management fee paid to Landlord’s property manager, the costs, including a commercially reasonable rental factor, of Landlord’s management office for the Property (which management office may be located outside the Property and which may serve other properties in addition to the Property (in which event the costs thereof shall be equitable allocated along the properties served by such office)), the cost of operating any amenities in the Property available to all tenants of the Property and any subsidy provided by Landlord for or with respect to any such amenity, and the costs of any consultants and/or experts engaged to evaluate cost-savings measures for the Property (including tax and energy conservation consultants). To the extent that a cost included in Operating Costs is also allocable to property other than the Property, such cost shall be equitably allocated to each parcel of property which benefits from such cost. Operating Costs shall not include Excluded Costs (hereinafter defined). Landlord shall have the right but not the obligation, from time to time, to equitably allocate some or all of the Operating Costs among different tenants of the Property (for example, and without limiting the generality of the foregoing, based in whole or in part on shared or similar use of particular systems or equipment).

“Excluded Costs” shall mean (i) any mortgage charges (including interest, principal, points and fees) and rental payments made under any ground or underlying lease or leases; (ii) brokerage commissions, attorneys’ fees and costs, space planning costs, and costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building; (iii) salaries of executives and owners not directly employed in the management/operation of the Property; (iv) the cost of work (including permit, license, and inspection fees) done by Landlord for a particular tenant, including any costs incurred in renovating, improving, decorating, painting or redecorating vacant leasable space or space for tenants; (v) the cost of items which, by generally accepted accounting principles, would be capitalized on the books of Landlord or are otherwise not properly chargeable against income, except to the extent such capital item is (A) required by any Legal Requirements, (B) reasonably projected to reduce Operating Costs, or (C) reasonably expected to improve the management, security and/or operation of the Building, which such capital items shall be amortized over the useful life of the capital item in accordance with generally accepted accounting principles; (vi) the costs of any contributions made by Landlord to any tenant of the Property in connection with the build-out of its premises; (vii) franchise or income taxes imposed on Landlord; (viii) costs paid directly by individual tenants to suppliers, including tenant electricity, telephone and other utility costs; (ix) increases in premiums for insurance when such increase is caused by the use of the Property by Landlord or any other tenant of the Property; (x) maintenance and repair of capital items not a part of, or used in connection with, the Property; (xi) depreciation of the Property; (xii) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity; (xiii) advertising and other fees and costs incurred in procuring tenants; (xiv) the cost of any items for which Landlord is actually reimbursed by insurance, condemnation awards, refund, rebate or otherwise, and any expenses for repairs or maintenance to the extent covered by warranties, guaranties and service contracts; (xv) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants; (xvi) real estate/rental commissions,

EXHIBIT 6, PAGE 1

marketing and advertising costs, fees incurred in connection with the development and leasing of the Building; (xvii) legal costs, professional fees, court costs, and other expenses incurred in preparing, negotiating and executing leases, amendments and terminations or in resolving any disputes with tenants or occupants or enforcing lease obligations; and (xvii) cost of any repair made by Landlord to remedy damage caused by the negligence or willful or intentional acts of Landlord, its agents, servants, contractors, or employees, fines, late fees, interest or penalties incurred by Landlord.

EXHIBIT 6, PAGE 2

EXHIBIT 7

TAXES

“Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Property, and upon any personal property of Landlord used in the operation thereof, or on Landlord’s interest therein or such personal property or reasonably allocated thereto (provided that to the extent the Property is not a separate tax parcel, such amounts shall be allocated among the buildings located on the tax parcel of which the Property is a part and shall be based on the assessor’s records or, if the records do not provide a separate allocation, based on square footage of the buildings in question unless Landlord reasonably determines that such allocation should be made on another basis); charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to the Property (including any community preservation assessments); service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operation, use or occupancy of the Property or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. From and after substantial completion of any occupiable improvements constructed as part of a Future Development, if such improvements are not separately assessed, Landlord shall reasonably allocate Taxes between the Building and such improvements and the land area associated with the same. Taxes shall not include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the Property, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or in addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Property were the only real estate owned by Landlord. “Taxes” shall also include reasonable expenses (including reasonable legal and consultant fees) of tax abatement or other proceedings contesting assessments or levies. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises made by Tenant, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. The amount of any such payment by Landlord shall constitute additional rent due from Tenant to Landlord within thirty (30) days of invoice therefor.

“Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the Term of this Lease.

EXHIBIT 7, PAGE 1

EXHIBIT 8

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

BENEFICIARY:

[LANDLORD ENTITY]

c/o MIT CAMBRIDGE REAL ESTATE LLC

238 MAIN STREET, SUITE 200

CAMBRIDGE, MA 02142

APPLICANT:

AMOUNT:                US$ (AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:                      (ONE YEAR FROM ISSUANCE)

LOCATION:

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF             IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS: THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND                      . IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S.

EXHIBIT 8, PAGE 1

DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US $250.00) UNDER THIS LETTER OF CREDIT.

IF THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT NO.            IS LOST, STOLEN OR DESTROYED, WE WILL ISSUE YOU A “CERTIFIED TRUE COPY” OF THIS STANDBY LETTER OF CREDIT NO            UPON OUR RECEIPT OF YOUR INDEMNITY LETTER TO SILICON VALLEY BANK WHICH WILL BE SENT TO YOU UPON OUR RECEIPT OF YOUR WRITTEN REQUEST THAT THIS STANDBY LETTER OF CREDIT NO            IS LOST, STOLEN OR DESTROYED. IF THE OIRIGNAL OF THIS STANDBY LETTER OF CREDIT NO IS              MUTILATED, WE WILL ISSUE YOU A REPLACEMENT STANDBY LETTER OF CREDIT WITH THE SAME NUMBER, DATE AND TERMS AS THE ORIGINAL UPON OUR RECEIPT OF THE MUTILATED STANDY LETTER OF CIREDIT.

THIS STANDBY LETTER OF CREDIT MAY ALSO BE CANCELLED PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE, UPON RECEIPT BY BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL STANDBY LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY, FROM BENEFICIARY TOGETHER WITH A STATEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY ON COMPANY LETTERHEAD STATING THAT THIS STANDBY LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: [ADDRESS], ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION.

FACSIMILE PRESENTATIONS ARE PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: [TELEPHONE CONTACT NUMBER], ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS. IN ADDITION, ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

IF DEMAND FOR PAYMENT IS PRESENTED BY 10 AM [INDICATE TIME ZONE] TIME AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE BY BANK TO YOU OF THE AMOUNT SPECIFIED IN IMMEDIATELY AVAILABLE FUNDS NOT LATER THAN THE SECOND FOLLOWING BUSINESS DAY. IF DEMAND FOR PAYMENT IS PRESENTED BY YOU HEREUNDER AFTER THE TIME SPECIFIED ABOVE, AND CONFORMS TO THE TERMS AD CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU OF THE AMOUNT SPECIFIED IN IMMEDIATELY AVAIALBLE FUNDS NO LATER THAN THE THIRD FOLLOWING BUSINESS DAY.

EXHIBIT 8, PAGE 2

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT 8, PAGE 3

EXHIBIT A

DATE:		REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

US DOLLARS

DRAWN UNDER BANK, [ADDRESS], STANDBY
LETTER OF CREDIT NUMBER NO. DATED

TO: BANK
[ADDRESS]
(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.

5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT                     .

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT 8, PAGE 4

EXHIBIT B

TRANSFER FORM

DATE:

TO: BANK                    RE: IRREVOCABLE STANDBY LETTER OF CREDIT

        [ADDRESS]

            NO.                               ISSUED BY

        ATTN: INTERNATIONAL DIVISION.

STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED
The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)	(Name of Bank)

(NAME AND TITLE)	(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

EXHIBIT 8, PAGE 5

EXHIBIT 9

LANDLORD’S SERVICES

1.	Landlord shall provide cleaning of the Premises and the Common Areas in a manner substantially comparable to other comparable buildings in the East Cambridge/Kendall Square area.

2.	Extermination of all public and tenanted areas of the Building as reasonably necessary.

3.

Trash removal in accordance with Section 7.7 of the Lease. Such trash removal shall not include removal of excessive trash generated when an occupant moves in or out of the Building, when equipment is discarded, when files are purged, or construction related trash and debris. If Landlord’s trash removal company or any applicable Legal Requirement requires that any substances in the Premises be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company approved by Landlord at a lawful disposal site.

4.	Snow and ice removal from the sidewalks and driveways appurtenant to the Building as reasonably necessary for the normal operation of the Building.

5.	Staff the Building’s front desk during certain hours as reasonably determined by Landlord.

6.	Reasonable passenger and freight elevator service.

7.

With respect to those Common Areas that consist of conference, fitness or kitchenette facilities, Landlord’s sole obligation with respect to such Common Areas is to provide only the cleaning of such Common Areas, as identified above, and hot and cold water to those areas served by plumbing, and electricity and HVAC service in accordance with and subject to Article 7 of this Lease. Notwithstanding anything set forth herein to the contrary, Tenant agrees that Landlord is not providing any scheduling or other services related to the programming or use of such Common Areas.

EXHIBIT 9, PAGE 1

EXHIBIT 10

TENANT’S INSURANCE

Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises, the following insurance:

(a) Commercial general liability insurance, on a primary and non-contributory basis, insuring Tenant on an occurrence basis against all claims and demands for bodily injury (including sickness, disease, and death) or damage to property (including products and completed operations and contractual liability coverage) which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than One Million Dollars ($1,000,000) per occurrence, Two Million Dollars ($2,000,000) aggregate, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord. Tenant shall also carry umbrella liability coverage on a follow form basis in an amount of no less than Five Million Dollars ($5,000,000). Such policy shall also include contractual liability coverage covering Tenant’s liability assumed under this Lease, including Tenant’s indemnification obligations. Such insurance policy(ies) shall name Landlord, Landlord’s managing agent and persons claiming by, through or under them, if any, as additional insureds.

(b) A policy of fire, vandalism, malicious mischief, and extended coverage (so-called special cause of loss property insurance or its equivalent), on a primary and non-contributory basis, in an amount equal to one hundred percent (100%) of the replacement cost insuring (i) all items or components of Alterations (collectively, the “Tenant-Insured Improvements”), and (ii) Tenant’s furniture, equipment, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building (collectively, “Tenant’s Property”). Such insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time.

(c) A policy of business interruption insurance throughout the Term sufficient to cover at least twelve (12) months of Rent due hereunder and Tenant’s business losses during such 12- month period.

(d) Such additional insurance as may be necessary to comply with any Legal Requirements or as may be reasonably required by Landlord.

(e) During periods when any Alterations are being performed, Tenant shall maintain or cause to be maintained so-called special cause of loss property insurance or its equivalent and/or Builders Risk Insurance on 100% replacement cost coverage basis, including hard and soft costs coverages. Such insurance shall protect and insure Landlord, other Landlord Parties, Tenant and Tenant’s contractors, as their interests may appear, against loss or damage by fire, water damage, vandalism and malicious mischief, and such other risks as are customarily covered by so-called special cause of loss property/ builders risk coverage or its equivalent, and shall otherwise include no less than the coverage terms required for property insurance described above.

The insurance required pursuant to this Exhibit 10 (collectively, “Tenant’s Insurance Policies”) shall be effected with insurers approved by Landlord, with a rating of not less than “A-VII” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. Tenant’s Insurance Policies shall each provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured named therein. Tenant’s Insurance Policies may include deductibles in an amount no greater than the greater of $25,000. On or

EXHIBIT 10, PAGE 1

before the date on which any of the Tenant Parties shall first enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord binders of Tenant’s Insurance Policies issued by the respective insurers setting forth in full the provisions thereof together with evidence satisfactory to Landlord of the payment of all premiums for such policies. In the event of any claim, and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s Insurance Policies. Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

EXHIBIT 10, PAGE 2

EXHIBIT 11

RULES AND REGULATIONS

1.

Tenants and their employees, shall not in any way obstruct the sidewalks, halls, stairways, or elevators of the Building, and shall use the same only as a means of passage to and from their respective offices. Tenants will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, refuse, or anything whatever. At no time shall tenants permit their employees to loiter in Common Areas or elsewhere in and about the Building or the Land.

2.

No signs, advertisements or notices shall be inscribed, painted or affixed where they can be seen from the outside the leased premises without prior written consent of Building management. Management reserves the right to prohibit the posting of any sign which it finds reasonably objectionable and to remove any which has already been placed, at the tenant’s expense.

3.

All contractors, contractor’s representatives, and installation technicians performing work in the Building shall be subject to Landlord’s prior approval which shall not be unreasonably withheld or delayed and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, as the same may be revised from time to time. Tenants shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

4.

All electric and telephone wiring shall be installed as directed by Landlord. No boring or cutting for wires shall be executed and no new pipes or wires shall be introduced without the prior written consent of Landlord.

5.	Tenants shall not install or use any machinery in the demised premises which may cause any noise, jar, or tremor to the floors or walls, or which by its weight might damage the floors of the Building.

6.

The roof terrace may only be used during normal business hours. No music, entertainment or loud noise shall be permitted on the roof terrace without Landlord’s approval. Tenant may not place any furniture or landscaping on the roof terrace. Tenant shall not cause any projectile to be thrown or dropped from the roof terrace. Landlord may prescribe additional rules and regulations with respect to the roof terrace in its sole discretion.

7.

All furniture, safes, equipment and freight shall be moved into and out of the Building only at certain hours approved by and under the supervision of Landlord and according to these rules and regulations. All damage to the Building caused by installing or removing any safe, furniture; equipment or other property shall be repaired at the expense of the Tenant. Landlord will not be responsible for loss or damage to any furniture, equipment or freight from any cause.

8.	Corridor doors, when not in use, shall be kept closed.

9.

Tenant, Tenant’s agents and employees shall not: play any musical instruments, other than radio and television; make or permit any improper noises in the Building; interfere with other lessees or those having business with them.

10.	No animals, except service animals, shall be brought into or kept in, on or about the Premises.

EXHIBIT 11, PAGE 1

11.

The restroom fixtures shall be used only for the purpose for which they were constructed and no rubbish, ashes, or other substances of any kind shall be thrown into them. Tenant will bear the expense of any damage resulting from misuse.

12.

Tenant shall not place any additional lock or locks on any exterior door in the Premises or Building or on any door in the Building core within the Premises, including doors providing access to the telephone and electric closets and the slop sink, without Landlord’s prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

13.

The directory board in the entrance lobby of the Building is provided for the exclusive display of the name and location of each tenant at the tenant’s expense. Landlord reserves the right to allocate space in the directory and to design style of such identification.

14.

Landlord reserves the right to exclude or expel from the Building any persons who, in the judgment of Landlord, is intoxicated under the influence of liquor or drugs, or shall do any act in violation of the rules and regulations of the Building.

15.	Rooms used in common by tenants shall be subject to such regulations as are posted therein.

16.

Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours Landlord may deem advisable for the adequate protection of the property. Use of the Building and the leased premises before 8 AM or after 6 PM, or any time during Sundays or legal holidays shall be allowed only to persons with a key/card key to the premises or guests accompanied by such persons. At these times, all occupants and their guests must sign in at the concierge when entering and exiting the building. Any persons found in the Building after hours without such keys/card keys are subject to the surveillance of building staff.

17.

Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s commercially reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

18.

No tenant will install blinds, shades, awnings, or other form of inside or outside window covering, or window ventilators or similar devices without the prior consent of Landlord. Tenant will not interfere with or obstruct any perimeter heating, air conditioning or ventilating units.

19.

Tenants shall give Landlord prompt notice of any accidents to or defects in water pipes, gas pipes, electric lights and fixtures, heating apparatus, or any other service equipment of which Tenant becomes aware.

20.

Tenants shall not perform improvements or alterations within the Building or their premises, if the work has the potential of disturbing the fireproofing which has been applied on the surfaces of structural steel members, without the prior written consent of Landlord.

21.

Tenants shall not take any action which would violate Landlord’s labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the right and privileges of any person lawfully in the Building. Tenants shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference

EXHIBIT 11, PAGE 2

and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for such work to resume. Tenants shall have no claim for damages of any nature against Landlord in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

22.

The work of cleaning personnel shall not be hindered by tenants after 5:30 PM, and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenants shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

23.

Tenants shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefore in the Building. Tenants shall not furnish any cooling or heating to the Premises, including the use of any electronic or gas heating devices, without Landlord’s prior written consent. Tenants shall not use more than its proportionate share of telephone lines available to service the Building.

24.

Tenants shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages food, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of tenant’s employees, and then only if such operation does not violate the lease of any other lessee of the Building.

25.

Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes. Landlord shall provide bicycle racks in the garage.

26.

Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements relative thereto.

27.

Tenants shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other lessees in the Building.

28.	Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenants shall cooperate and use best efforts to prevent the same.

29.

At no time shall Tenants permit or shall Tenant’s agents, employees, contractors, guests, or invitees smoke in any Common Area of the Building, unless such Common Area has been declared a designated smoking area by Landlord.

30.	Tenant shall keep neat and clean, and not leave papers or other personal property, in any shared conference, kitchen or fitness facilities.

EXHIBIT 11, PAGE 3

31.

All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other lessee of its premises or of any Common Areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

EXHIBIT 11, PAGE 4

EXHIBIT 12

TENANT’S SIGNAGE

Tenant shall have the right to building standard signage on the lobby directory on the first floor of the Building, directional signage on its floor (both at Landlord cost), and at the main entrance to the Premises (at Tenant’s cost), all subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

EXHIBIT 12, PAGE 1

EXHIBIT 13

FORM OF SNDA FOR MASTER LEASE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of the          day of                      , 201         by and between                 , a                      with an address of                  (“Subtenant”), MIT 139 MAIN STREET FEE OWNER LLC, a Massachusetts limited liability company with an address c/o MIT Investment Management Company, One Broadway, Suite 09-200, Cambridge, MA 02142 (“Master Lessor”) and MIT 139 MAIN STREET LEASEHOLD LLC, a Massachusetts limited liability company with an address c/o MIT Investment Management Company, One Broadway, Suite 09-200, Cambridge, MA 02142 (“Master Tenant”).

W I T N E S S E T H

REFERENCE is hereby made to that certain Master Lease Agreement dated September 29, 2017 by and between Master Lessor, as landlord, and Master Tenant, as tenant (the “Master Lease”) with respect to the land and improvements thereon commonly known as 139 Main Street, Cambridge, Massachusetts (the “Property”). A notice of lease with respect to the Master Lease (the “Notice of Master Lease”) was recorded with the Middlesex South Registry of Deeds in Book 70011, Page 34.

REFERENCE is also hereby made to that certain lease dated                  by and between Master Tenant, as landlord, and Subtenant, as tenant (the “Sublease”), with respect to a portion of the Property consisting of approximately 2,357 rentable square feet on the third (3rd) floor (the “Subleased Premises”) of the building located on the Property;

WHEREAS, Master Tenant and Subtenant have agreed to subordinate the Sublease to the Master Lease; and

WHEREAS, subject to the terms and conditions hereinafter set forth, Master Lessor has agreed (a) to recognize the rights of Subtenant under the Sublease, and (b) not to disturb Subtenant’s use and enjoyment of the Subleased Premises.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals; Capitalized Terms. The foregoing recitals are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Master Lease.

2. Subordination. The Sublease is and at all times shall be subject and subordinate to the Master Lease and all amendments and modifications thereof, with the same force and effect as if the Sublease had been executed and delivered subsequent to the execution and delivery of the Master Lease and the recording of the Notice of Master Lease.

3. Subtenant Not To Be Disturbed. So long as Subtenant is not in default (beyond any period given Subtenant by the terms of the Sublease to cure such default) in the payment of rent or additional rent or of any of the terms, covenants or conditions of the Sublease on Subtenant’s part to be performed, (a) Subtenant’s possession of the Subleased Premises, and its rights and privileges under the Sublease,

EXHIBIT 13, PAGE 1

including but not limited to any extension or renewal rights, if any, shall not be diminished or interfered with by Master Lessor, and (b) Master Lessor will not join Subtenant as a party defendant in any action or proceeding terminating Master Tenant’s possession of the Property unless such joinder is necessary to terminate such possession and then only for such purpose and not for the purpose of terminating the Sublease (and Master Tenant will hold Subtenant harmless from any costs including legal fees associated with such joinder).

4. Tenant to Attorn to Master Lessor. If the Master Lease is terminated pursuant to the terms thereof, or if Master Tenant rejects the Sublease in the course of a bankruptcy proceeding, or if Master Lessor shall succeed to the interest of Master Tenant in and to the Sublease in any other manner, then (a) the Sublease shall continue in full force and effect as a direct lease between Master Lessor and Subtenant (subject to Section 8 below); provided, however, that Master Lessor and its assigns shall not be (i) liable for any misrepresentation, act or omission of Master Tenant, provided, however, that the foregoing shall not release Master Lessor from liability for any default of its obligations under the Sublease continuing after the date on which Master Lessor succeeds to Master Tenant’s interest thereunder, including without limitation any maintenance obligations, (ii) subject to any counterclaim, demand or offset which Subtenant may have against Master Tenant; (iii) liable for the return of any security deposit or letter of credit not actually received by Master Lessor and with respect to which Subtenant agrees to look solely to Master Tenant for refund or reimbursement; (iv) unless delivered by Master Tenant to Master Lessor, bound by any advance payment of rent or additional rent or any other sums made by Subtenant to Master Tenant, except for rent or additional rent applicable to the then-current month; (v) obligated to cure any defaults under the Sublease of Master Tenant which occurred prior to the termination of the Master Lease, provided, however, that the foregoing shall not release Master Lessor from liability for any default of its obligations under the Sublease continuing after the date on which Master Lessor succeeds to Master Tenant’s interest thereunder, including without limitation any maintenance obligations; or (vi) bound by any covenant to undertake, complete or pay for any improvements to the Subleased Premises; and (b) Subtenant shall attorn to Master Lessor as its landlord, said attornment to be effective and self-operative without the execution of any further instruments. Master Lessor and Subtenant each hereby agrees to execute an instrument in form and substance reasonably acceptable to both parties acknowledging the continuation of the Sublease for the Subleased Premises as a direct lease for the Subleased Premises on the terms and conditions set forth in this Agreement. In addition, Subtenant shall execute and deliver, upon the request of Master Lessor, an instrument or certificate regarding the status of the Sublease consisting of statements, if true (and if not true, specifying in what respect), in the case of the Sublease by Subtenant (A) that the Sublease is in full force and effect, (B) the amounts and date through which rentals have been paid, (C) the commencement date, rent commencement date and duration of the term of the Sublease, (D) that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Sublease, and (E) the dates on which payments of additional rent, if any, are due under the Sublease.

5. Sublease Amendments. Master Lessor shall not be bound by any amendment to the Sublease made after the date of this Agreement unless Master Lessor shall have consented thereto in writing. Such consent of Master Lessor may be withheld by Master Lessor in its sole and absolute discretion if such amendment (a) reduces the rent payable under the Sublease, (b) provides for any expansion rights, (c) extends the term of the Sublease in addition to Subtenant’s current right(s) to extend the term under the Sublease, if any. Any such amendment made after the date of this Agreement without Master Lessor’s consent shall not be binding on Master Lessor.

EXHIBIT 13, PAGE 2

6. Master Lessor’s Right to Notice and Cure. Subtenant covenants and agrees to: (a) concurrently give Master Lessor the same default and/or termination notices given to Master Tenant under the Sublease at the following addresses until otherwise specified in writing by Master Lessor: MIT 139 Main Street Fee Owner LLC, c/o MIT Investment Management Company, One Broadway, Suite 09-200, Cambridge, MA 02142, Attention: Managing Director of Real Estate, with copies to MIT Investment Management Company, One Broadway, Suite 09-200, Cambridge, MA 02142, Attention: Director of Real Estate Legal Services, and Jones Lang LaSalle Americas, Inc., One Broadway, 6th Floor, Cambridge, MA 02142, Attention: Group Manager; (b) provide Master Lessor with at least ten (10) days plus the number of days (and the same opportunities and rights) as are available to Master Tenant under the Sublease to cure any of Master Tenant’s defaults thereunder; and (c) accept Master Lessor’s curing of any of Master Tenant’s defaults under the Sublease as performance by Master Tenant thereunder.

7. Amendments. This Agreement may not be waived, changed, or discharged orally, but only by agreement in writing and signed by Master Lessor, Master Tenant and Subtenant, and any oral waiver, change, or discharge of this Agreement or any provisions hereof shall be without authority and shall be of no force and effect.

8. Revisions to Sublease. Notwithstanding anything contained in this Agreement or the Sublease to the contrary, in the event that the Master Lease is terminated pursuant to the terms thereof, or if Master Tenant rejects the Sublease in the course of a bankruptcy proceeding, (a) as of the date of such termination or rejection, Master Lessor and Master Lessor’s successors and assigns shall have no liability to Subtenant with respect to any representations and warranties on the part of “Landlord” contained in the Sublease (provided that the foregoing shall in no event relieve Master Tenant of any liability to Subtenant with respect to such representations and warranties), and (b) Master Lessor shall have no liability or obligations pursuant to the brokerage provision of the Sublease.

9. Security Deposit. If the Master Lease is terminated pursuant to the terms thereof, or if Master Tenant rejects the Sublease in the course of a bankruptcy proceeding, then Master Tenant shall deliver to Master Lessor the cash security deposit and/or the original letter of credit (including any amendments thereto) and an executed transfer form in the form required by the issue of such letter of credit, if any has been delivered by Subtenant to Master Tenant pursuant to the Sublease. In the event that Master Tenant fails to deliver the same, Master Lessor may use commercially reasonably efforts in order to (a) cause Master Tenant to deliver to Master Lessor any cash security deposit, and (b) cause the original letter of credit issued to Master Tenant to be (i) assigned to Master Lessor or (ii) terminated or canceled. Subtenant shall reasonably cooperate with Master Lessor in connection with such efforts, including the payment of any commercially reasonable fees required by the issuer of such letter of credit and the execution of such reasonable documents as Master Lessor or the issuer of such letter of credit may deem necessary. Master Tenant hereby consents to Subtenant’s undertaking the actions described in the immediately preceding sentence and waives any claim Master Tenant may have against Subtenant arising from Subtenant’s compliance with the requirements of this Section 9. If such letter of credit is so terminated or canceled, Subtenant shall deliver to Master Lessor a new original letter of credit naming Master Lessor as beneficiary and otherwise meeting the requirements set forth in the Sublease.

10. Relation between Master Lessor and Master Tenant. Notwithstanding anything to the contrary contained herein, if, at the time that Master Lessor succeeds to the interest of Master Tenant as landlord under the Sublease, Master Tenant controls, is controlled by or is under common control with Master Lessor, then, in such event, Master Lessor agrees that no term, covenant or condition of this Agreement shall be interpreted or enforced by Master Lessor in any manner that would have the effect of amending

EXHIBIT 13, PAGE 3

or modifying the Sublease, releasing Master Lessor from any obligation under the Sublease or otherwise reducing the obligations of the landlord thereunder or increasing the obligations of Tenant thereunder (for example, Section 8(a) above and the second sentence of Section 9 shall not be enforced by Master Lessor in such situation).

11. Miscellaneous. This Agreement shall be deemed to have been executed and delivered within the Commonwealth of Massachusetts, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts without regard to the laws governing conflicts of laws. This Agreement will be executed by each party in recordable form and shall at no expense to Subtenant be recorded by Master Tenant in all places necessary to provide legal notice of this Agreement, Subtenant hereby agreeing to reasonably cooperate with Master Tenant in connection therewith, including without limitation providing such evidence of authority as is required or customary in connection with such recording. If any term of this Agreement or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Agreement, the application or such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected. This Agreement is binding upon and shall inure to the benefit of Master Lessor, Master Tenant and Subtenant, and their respective successors and assigns. Each party has cooperated in the drafting and preparation of this Agreement and, therefore, in any construction to be made of this Agreement, the same shall not be construed against either party. In the event of litigation relating to this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable attorneys’ fees and costs. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, and may not be amended, waived, discharged or terminated except by a written instrument signed by all the parties hereto. This Agreement may be executed in two or more counterparts which, when taken together, shall constitute one and the same original.

[Signatures on following page]

EXHIBIT 13, PAGE 4

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as an instrument under seal as of the date first above written.

MASTER LESSOR:

MIT 139 MAIN STREET FEE OWNER LLC, a Massachusetts limited liability company

By:	MIT Cambridge Real Estate LLC, its manager

By:
Name:
Title:

MASTER TENANT:

MIT 139 MAIN STREET LEASEHOLD LLC, a Massachusetts limited liability company

By:	MIT Cambridge Real Estate LLC, its manager

By:
Name:
Title:

SUBTENANT:

By:
Name:
Title:

EXHIBIT 13, PAGE 5

COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.	, 20

On this          day of                 , 201     before me, the undersigned notary public, personally appeared                                 , proved to me through satisfactory evidence of identification, which was personal knowledge of the identity of the signatory, to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose as                          for MIT Cambridge Real Estate LLC, as manager of MIT 139 Main Street Fee Owner LLC, a limited liability company.

Notary Public:
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

, ss.	, 20__

On this          day of                 , 201     before me, the undersigned notary public, personally appeared                                 , proved to me through satisfactory evidence of identification, which was personal knowledge of the identity of the signatory, to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose as                              for MIT Cambridge Real Estate LLC, as manager of MIT 139 Main Street Leasehold LLC, a limited liability company.

Notary Public:
My Commission Expires:

EXHIBIT 13, PAGE 6

COMMONWEALTH OF MASSACHUSETTS

                        , ss.                                                                                                                                                                                                            , 20__

On this          day of                     , 201         before me, the undersigned notary public, personally appeared                                 , proved to me through satisfactory evidence of identification, which was personal knowledge of the identity of the signatory, to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose as                                 , for                         , a                          corporation.

Notary Public:
My Commission Expires:

EXHIBIT 13, PAGE 7

MIT 139 MAIN STREET LEASEHOLD LLC

MEMORIALIZATION OF DATES AGREEMENT

May 16, 2019

BY FEDEX

Black Diamond Therapeutics, Inc.

139 Main Street, 3rd Floor

Cambridge, Massachusetts 02142

Re:

Lease dated March 27, 2019 (the “Lease”) by and between MIT 139 Main Street Leasehold LLC (“Landlord”), and Black Diamond Therapeutics, Inc. (“Tenant”) with respect to 2,357 rentable square feet on the third (3rd) floor of the Building located at 139 Main Street, Cambridge, Massachusetts

Dear Tenant:

In accordance with the terms and conditions of the Lease, Tenant accepts possession of the Premises and acknowledges:

1.	The Commencement Date is May 1, 2019.

2.	The Expiration Date is April 30, 2022.

This letter is binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

Please acknowledge the foregoing and your acceptance of possession by signing a copy of this letter in the space provided and returning it to Jones Lang LaSalle, One Broadway, 6th floor, Cambridge, MA 02142. Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within ten (10) business days after the date of this letter, shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

MIT 139 MAIN STREET LEASEHOLD LLC, a Massachusetts limited liability company

By: MIT CAMBRIDGE REAL ESTATE LLC, its manager

By:	/s/ Seth D. Alexander
Name:	Seth D. Alexander
Title:	President and not individually

Acknowledged and Accepted:

BLACK DIAMOND THERAPEUTICS, INC.

By:	/s/ David Epstein
Name:	David Epstein
Title:	CEO
DATE:	May 18, 2019

cc:	By FedEx

Saul Ewing Arnstein & Lehr LLP

Central Square West

1500 Market Street, 38th Floor

Philadelphia, PA 19102-2186

Attention: Kathryn Doyle

By Email

depstein@bdtherapeutics.com

,